UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Brinker International, Inc.

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BRINKER

INTERNATIONAL®

2018	Notice of Annual Meeting and Proxy Statement

BRINKER

INTERNATIONAL®

6820 LBJ Freeway

Dallas, Texas 75240

(972) 980-9917

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 15, 2018

October 5, 2018

Dear Shareholder:

We invite you to attend the annual meeting of shareholders of Brinker International, Inc. (sometimes referred to here as “Brinker,” “we,” “us,” “our,” or the “Company”) to be held at 9:00 a.m. (CST), on Thursday, November 15, 2018, at the Brinker principal executive office campus, in the building located at 6700 LBJ Freeway, Dallas, Texas 75240. At the meeting, we will: (1) elect eight (8) directors for one-year terms; (2) vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal 2019 year; (3) cast an advisory vote to approve executive compensation; (4) vote on an amendment to the Company’s Stock Option and Incentive Plan; and (5) conduct any other business properly brought before the meeting.

Your Board of Directors chose September 28, 2018 as the date used to determine the shareholders who will be able to attend and vote at the annual meeting. If you owned shares in Brinker at the close of business on that day, you are invited to attend the annual meeting. Seating at the meeting will be limited to our shareholders, proxy holders and our invited guests. If you own your shares in your name, please bring photo identification to the meeting. If you hold your shares through a bank, broker, or other third party, please bring photo identification and a current statement from that party showing your ownership. Please note that cameras, recording equipment, and other electronic devices will not be permitted at the meeting.

Your vote is important. Whether or not you plan to be present at the meeting, please take time to vote. If you decide not to attend the annual meeting, you may vote on these proposals by proxy. To do so, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials you received online or by telephone after your review of the proxy materials at www.proxypush.com/EAT (by using your 12-digit control number on the Notice of Internet Availability of Proxy Materials to access the website) or, upon your request, after receipt of hard copies of proxy materials. We ask that you cast your vote as promptly as possible. You may also request a paper copy of the proxy card to submit your vote if you prefer. We encourage you to vote online. It is convenient and saves postage and processing costs. If you vote online, by mail, or by telephone and later decide to attend the annual meeting, you may come to the meeting and vote in person.

This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement, and the 2018 Annual Report are first being made available to shareholders on October 5, 2018.

We look forward to seeing you at the meeting.

Very truly yours,

Wyman T. Roberts

President and Chief Executive Officer and

President of Chili’s Grill & Bar

BRINKER INTERNATIONAL, INC.

Making People Feel Special	Brinker International • 2018 Notice & Proxy

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting. Please read the entire Proxy Statement before casting your vote.

ANNUAL MEETING INFORMATION

Thursday, November 15, 2018 9:00 AM CST
Brinker International Inc. Principal Executive Office 6700 LBJ Freeway Dallas, Texas 75240

SHAREHOLDERS ACTION

Proposals:	Board Voting Recommendation	Votes Required	Page Reference
Election of Directors	FOR each nominee	Majority of Votes Cast	4-8
Ratification of Independent Registered Public Accounting Firm	FOR	Majority of Votes Cast	9
Advisory Vote to approve Executive Compensation	FOR	Majority of Votes Cast	10
Amendment of Company’s Stock Option and Incentive Plan*	FOR	Majority of Votes Cast	11-19

*	In addition, for NYSE purposes, approval of the Company’s Stock Plan requires a majority of votes cast, including abstentions (which have the same effect as an against vote for this purpose).

VOTING YOUR SHARES

Your vote is important. Whether you plan to attend the annual meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials. You may vote:

Online Visit www.proxypush.com/EAT, and enter your 12-digit control number needed to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials)	By Mail Request, complete and mail a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials

By Phone Call phone number located on proxy card	In Person Attend annual meeting and vote by ballot

If you submit your proxy by telephone or online, you do not need to return your proxy card by mail.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 1

ANNUAL MEETING ADMISSION

Voting:	Only shareholders as of the Record Date (September 28, 2018) are entitled to vote.
Attending the Annual Meeting in Person:

If you are a registered shareholder (the shares are held in your name), you must present valid identification to vote at the annual meeting. If you are beneficial shareholder (your shares are held in the name of a bank or brokerage firm), you will also need to obtain a “legal proxy” from the registered shareholder to vote at the annual meeting.

2 Brinker International • 2018 Notice & Proxy	Making People Feel Special

INFORMATION ABOUT THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Board of Directors has the following standing committees and current committee composition:

Board Members	Age	Director Since	Audit Committee	Compensation Committee	Governance & Nominating Committee
Joseph M. DePinto*	55	2010
Elaine L. Boltz**	49	2015	M		M
Harriet Edelman	62	2008	M		C
Michael A. George	57	2013	M	M
William T. Giles	59	2013	C	M
James C. Katzman***	51	2018	M		M
George R. Mrkonic	66	2003		C	M
Jose Luis Prado	63	2015		M
Wyman T. Roberts****	59	2013
Meetings During Fiscal 2018			8	6	4

C—Committee Chair

M—Member

*	Chairman of the Board
**	Ms. Boltz is leaving the Board at the end of her current term on November 14, 2018.
***	Mr. Katzman was appointed to Board committees on August 6, 2018.
****	As the only non-independent member of the Board, Mr. Roberts does not serve on any Board committees.

Board Skills and Diversity

Our Board is comprised of directors who have a variety of skills and core competencies as noted in the chart below:

Percentage of Board Members

Our Board is also diverse in age, gender and tenure, as reflected on the following illustrations:

Making People Feel Special	Brinker International • 2018 Notice & Proxy 3

PROPOSAL 1

ELECTION OF DIRECTORS

Your proxy will be used to vote FOR the election of all of the nominees named below unless you abstain from voting or vote against the nominees when you send in your proxy. If any nominee becomes unavailable for election as a result of an unexpected occurrence, we will use your shares to vote for a substitute nominee that the Board of Directors proposes unless you have abstained from voting or voted against the nominees. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. All nominees are currently serving as directors of the Company and all, except Mr. Katzman, were elected by the shareholders at the 2017 annual meeting of shareholders. Mr. Katzman was recommended by a third-party search firm for appointment to serve on the Company’s Board of Directors. Ms. Boltz, who currently serves on the Board, has decided not to stand for re-election. The Board thanks her for her many contributions to the Company.

Information About Nominees

We are furnishing below certain biographical information about each of the eight nominees for director. Also included is a description of the experience, qualifications, attributes and skills of each nominee:

∎ Joseph M. DePinto

Mr. DePinto is Chairman of the Board of Directors of the Company, serving in this position since November 2013. He is President and Chief Executive Officer of 7-Eleven, Inc., a large multi-unit retail company, serving in this position since December 2005. Previously, Mr. DePinto served as President of GameStop Corporation from March 2005 to December 2005. Prior to GameStop, he was employed by 7-Eleven, Inc. from 2002 to 2005 in various roles, most recently Vice President, Operations, from 2003 to 2005. Mr. DePinto currently serves on the Board of Directors of 7-Eleven, Inc. and 7 & i Holdings Co., and previously served on the Board of OfficeMax, Inc. He also serves on the Boards of the Business Executives for National Security, the National Association of Convenience Stores, the UT Southwestern Medical Foundation, and the Johnny Mac Soldiers Fund. Additionally, Mr. DePinto is a council member of the George W. Bush Presidential Center Military Service Initiative, the Kellogg School of Management Global Advisory Board, and the Dallas Stars Ownership Advisory Group.

Director since 2010	Director Qualifications
Age: 55 Board Committees: None Other Public Company Boards: 7 & i Holdings Co.

Mr. DePinto brings his skills and knowledge as chief executive of a large multi-unit retail company operating in domestic and international markets, as well as his experience serving on the boards of other large or public companies. He provides a significant, broad-based understanding of leading a large and/or public company, as well as a unique understanding of all aspects of retailing, including operations, marketing, finance and strategic planning.

4 Brinker International • 2018 Notice & Proxy	Making People Feel Special

∎ Harriet Edelman

Ms. Edelman is Vice Chairman of Emigrant Bank, a private financial institution, since November 2010. Previously, Ms. Edelman served as Advisor to the Chairman of Emigrant Bank from June 2008 through October 2010. Prior to Emigrant Bank, Ms. Edelman served as a member of the Executive Committee of Avon Products, Inc., as Senior Vice President and Chief Information Officer of Avon Products, Inc. from January 2000 through March 2008, as Senior Vice President, Global Supply Chain from May 1996 to January 2000, and in executive roles in Sales and Marketing. Ms. Edelman serves as a management participant of the Board of Emigrant Bank, and also sits on the Board of Directors for Assurant, Inc. Ms. Edelman served on the Board of UCB Pharma from 2012 until 2017 and three other public companies since 2000. She also serves as Vice Chairman on the Board of Trustees of Bucknell University.

Director since 2008	Director Qualifications
Age: 62 Board Committees: Audit and Governance & Nominating Other Public Company Boards: Assurant, Inc.

Ms. Edelman brings more than seventeen years of experience serving on large public company boards; working as a senior officer in a worldwide retail company in areas of marketing, sales, information technology, e-commerce, supply chain management and global business; and leading a financial services enterprise. Ms. Edelman has served on Nominating and Governance, Compensation, Audit, and Executive Committees of the organizations she has served.

∎ Michael A. George

Mr. George is the President and Chief Executive Officer of Qurate Retail, Inc., a media conglomerate, since April 2018. Previously, Mr. George served as the President and Chief Executive Officer of QVC, Inc., a large digital consumer products company, from November 2005 to March 2018, and in various executive roles at Dell, Inc., including Chief Marketing Officer and Vice President and General Manager of U.S. Consumer Business, from March 2001 to November 2005. Mr. George currently sits on the Board of Directors for Qurate Retail, Inc., Ralph Lauren, National Retail Federation, and the National Constitution Center. Mr. George is also Chair of the Corporate Advisory Council for the National Constitution Center.

Director since 2013	Director Qualifications
Age: 57 Board Committees: Audit and Compensation Other Public Company Boards: Qurate Retail, Inc. (formerly Liberty Interactive Corporation), Ralph Lauren

Mr. George brings his skills and knowledge as chief executive officer of a media conglomerate, as well as his prior roles as chief marketing officer of a large consumer products company and chief executive of a large digital consumer products company. He has an extensive background in brand strategy, marketing, and retail, with unique insights into brand engagement with consumers. He also has public company board experience.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 5

∎ William T. Giles

Mr. Giles is the Chief Financial Officer and Executive Vice President, Finance and Information Technology, for AutoZone, a retailer of automotive parts, since October 2012. Prior to that, he served as Chief Financial Officer and Executive Vice President, Finance, Information Technology and Store Development, from January 2007 to October 2012, Chief Financial Officer and Treasurer from June 2006 to December 2006, and Executive Vice President and Chief Financial Officer beginning in May 2006. Mr. Giles was previously employed with Linens Holding Co. (formerly Linens N Things) for 15 years, where he served as Chief Financial Officer from October 1997 to April 2006, Executive Vice President from May 2003 to April 2006, and as its Principal Accounting Officer until April 2006. Mr. Giles is a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Giles currently sits on the Board of Directors for Youth Villages and The AutoZone Liberty Bowl.

Director since 2013	Director Qualifications
Age: 59 Board Committees: Audit and Compensation Other Public Company Boards: None

Mr. Giles brings more than thirty years of financial proficiency and business leadership in the retail products industry and skills as chief financial officer of a public company. He provides unique insights into the strategic, governance and financial issues facing public companies in the retail industry.

∎ James C. Katzman

Mr. Katzman is a retired Partner of Goldman Sachs, a multinational investment bank, having served in that role from December 2004 to March 2015. Prior to being appointed Partner, Mr. Katzman served as a Managing Director from December 2000 to November 2004. Mr. Katzman currently sits on the boards of The Hershey Company, the Hershey Trust Company, Milton Hershey School, San Francisco Ballet, and Boys & Girls Clubs of Metro Phoenix, and is on the Advisory Board of the Program for Financial Studies at Columbia Business School and the President’s Leadership Council of Dartmouth College.

Director since 2018	Director Qualifications
Age: 51 Board Committees: Audit and Governance & Nominating Other Public Company Boards: The Hershey Company

Mr. Katzman brings extensive experience in the multinational investment banking industry. He also provides valuable knowledge of complex corporate financial matters, merger transactions and risk management oversight, as well as experience in public company board service.

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∎ George R. Mrkonic

Mr. Mrkonic is the Non-Executive Chairman of MARU Group, a cloud-based customer insight market research firm based in London and Toronto, since January 2016. Previously he served as the Non-Executive Chairman of Paperchase Products Limited, London, UK , a stationary and gift wrap retailer, from 2005 to 2017, and President of Borders Group, Inc. from December 1994 until January 1997, and Vice Chairman from December 1994 until January 2002. Mr. Mrkonic currently serves as a Director for AutoZone, Inc. and Ulta Salon, Cosmetics & Fragrance, Inc.

Director since 2003	Director Qualifications
Age: 66 Board Committees: Compensation and Governance & Nominating Other Public Company Boards: AutoZone, Inc. and Ulta Salon, Cosmetics & Fragrance, Inc.

Mr. Mrkonic brings his thirty-plus years of experience in the retail industry, as well as his knowledge and skills as a senior executive and director of large public companies. He provides a broad understanding of the complex strategic, governance and financial issues facing large multinational public companies in the current economic environment.

∎ Jose Luis Prado

Mr. Prado is the Chairman and Chief Executive Officer of Evans Food Group, Ltd., a global producer of snack foods, since April 2016. Mr. Prado previously served as President of Quaker Oats North America, a division of PepsiCo, Inc., a global food and beverage company, from January 2011 to September 2014, and as President and Chief Executive Officer of Grupo Gamesa-Quaker, PepsiCo International, Monterrey, Mexico, from August 2002 to December 2010. Mr. Prado currently serves as a Director for Northern Trust Corporation, Evans Food Group, Chicago Council on Global Affairs, Lyric Opera, National Museum of Mexican Art and Chicago Symphony Orchestra.

Director since 2015	Director Qualifications
Age: 63 Board Committees: Compensation Other Public Company Boards: Northern Trust Corporation

Mr. Prado brings over thirty years of leadership experience in the global food and beverage industry. He also provides strategic planning, risk oversight, substantial international experience and public company board experience.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 7

∎ Wyman T. Roberts

Mr. Roberts is President and Chief Executive Officer of the Company, having been appointed to this position in January 2013, and is President of Chili’s Grill & Bar, having been appointed to this position effective September 14, 2018, on an interim basis. Mr. Roberts previously served as President of Chili’s Grill & Bar from November 2009 to June 2016, and in various other executive roles from August 2005 to October 2009, including President of Maggiano’s Little Italy and Chief Marketing Officer. Mr. Roberts served as Executive Vice President and Chief Marketing Officer for NBC’s Universal Parks & Resorts from December 2000 until August 2005. Mr. Roberts was previously employed by Darden Restaurants, Inc. for 16 years where he reached the role of Executive Vice President, Marketing. Mr. Roberts currently sits on the Board of Directors of SP Plus Corporation.

Director since 2013	Director Qualifications
Age: 59 Board Committees: None Other Public Company Boards: SP Plus Corporation

Mr. Roberts brings over thirty years of hands-on experience in the casual dining and entertainment industries, serving in various senior leadership roles in both industries, as well as public company board experience. He provides knowledge and understanding of the restaurant industry, and the leadership ability to continue executing on the Company’s strategic vision.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors selected KPMG LLP as our independent registered public accounting firm for fiscal 2019. Although we are not required to submit this matter to you, the Board of Directors believes that it is good corporate governance to do so. This proposal asks you to ratify this selection. If the appointment of KPMG LLP is not ratified by you, the Audit Committee will reconsider the appointment. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions that you may have.

Audit Fees

The following table sets forth the aggregate fees billed, or estimated to be billed, to us for the fiscal years ended June 27, 2018 and June 28, 2017 by our independent registered public accounting firm, KPMG LLP:

Fiscal Year	Annual Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2018	$1,174,800	$76,000	$283,600	$—
2017	$765,400	$185,700	$279,000	$—

(1)

For fiscal 2018, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and the audit of internal control over financial reporting ($1,169,300) and the issuance of a consent for franchise disclosure documents ($5,500).

For fiscal 2017, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and the audit of internal control over financial reporting ($759,900) and the issuance of a consent for franchise disclosure documents ($5,500).

(2)	For fiscal 2018, audit-related fees related to consultations on new accounting standards and the evaluation of technical accounting treatment of certain transactions.

For fiscal 2017, audit-related fees related to the issuance of a comfort letter and the evaluation of technical accounting treatment of certain transactions.

(3)	For fiscal 2018, all tax fees were for review of income tax returns, sales tax returns and consultations regarding federal, state, local and international tax matters.

For fiscal 2017, all tax fees were for review of income tax returns, sales tax returns and consultations regarding federal, state, local and international tax matters.

(4)	For fiscal 2018, there were no other fees.

For fiscal 2017, there were no other fees.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to do the following:

•	to engage and terminate our independent registered public accounting firm;
•	to pre-approve their audit services and permitted non-audit services;
•	to approve all audit and non-audit fees; and
•	to set guidelines for permitted non-audit services and fees.

All of the fees for fiscal 2018 and 2017 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee. For fiscal year 2018, the Audit Committee set a pre-approved maximum total fee expenditure for unscheduled, on-going audit and tax services with KPMG LLP of $200,000. In addition, if the fee for a particular item exceeded $40,000, Audit Committee approval was required.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 9

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), we are asking you to provide an advisory, non-binding vote to approve the compensation awarded to our named executive officers, as we have described it in the Executive Compensation section of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee (the “Committee”) oversees the program and compensation awarded; adopts changes to the program; and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include: attracting and retaining top-level, talented leaders in a highly competitive environment; rewarding increased shareholder returns and profitable growth; and aligning pay to performance.

We are asking you to indicate your support for our named executive officer compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.

Accordingly, we ask you to approve the following resolution at the annual meeting:

RESOLVED, that the shareholders of the Company approve the compensation awarded to the Company’s named executive officers, as disclosed, pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, in the Compensation Discussion and Analysis section, the accompanying compensation tables and related narrative in this Proxy Statement for the Company’s 2018 annual meeting of shareholders.

This advisory resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer; it will not be binding on or overrule any decisions by the Board of Directors; and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Board of Directors has adopted a policy of providing for annual advisory votes to approve executive compensation. Unless the Board of Directors modifies its policy, the next such advisory vote will occur at the Company’s 2019 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

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PROPOSAL 4

AMENDMENT OF STOCK OPTION AND INCENTIVE PLAN

In September 1998, your Board of Directors adopted the Stock Option and Incentive Plan (the “Plan” ), covering the issuance of up to 13,500,000 shares of Common Stock of the Company. The adoption of the Plan was approved by shareholders in November 1998. In November 2002, November 2005, November 2008, and November 2013, shareholders approved amendments to the Plan to, among other things, increase the number of shares of Common Stock available under the Plan. Where applicable, the number of shares noted in this proposal has been adjusted to reflect the stock splits in November 2001 and November 2006.

The purpose of the Plan is to strengthen our ability to attract and retain key team members and to provide an incentive to team members who will be responsible for the Company’s future growth and continued success. The Plan allows the grant of stock options, stock appreciation rights, and other stock awards to eligible participants. At the annual meeting, you are being asked to approve an amendment to the Plan to increase the number of shares of Common Stock available for options and Stock Awards under the Plan by an additional 1,350,000 shares.

When approving the amendment to the Plan, the Board of Directors considered, among other things, the following:

•	the continued importance of motivating, recruiting and retaining key employees;
•	potential dilution to its current stockholders as measured by burn rate and overhang (as described in Key Data below); and
•	the guidelines published by stockholder advisory firms like Glass Lewis and Institutional Shareholder Services (“ISS”).

Reasons for the Proposal

The Board of Directors unanimously recommends that the Company’s shareholders approve the amendment to the Plan. The primary goal of the amendment is to provide us with a sufficient reserve of Common Stock to offer appropriate incentives to eligible participants. Our ability to grant an appropriate number of equity-based awards continues to be crucial in allowing us to effectively compete for key employee talent. It is in the long-term interest of the Company and our shareholders to strengthen the ability to attract, motivate and retain eligible participants, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and our shareholders. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with us. Each year, the Committee and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay-for-performance philosophy. We continue to believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with shareholder interests. The Plan is the sole plan available for granting equity compensation to our employees.

If the amendment to the Plan is not approved, the number of shares currently available under the Plan may not be sufficient to cover projected awards for an additional year. Thus, if the amendment to the Plan is not approved, we may not be able to provide persons eligible for awards with compensation packages that are necessary to attract, retain and motivate these individuals. If we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 11

Key Data

The Committee is committed to effectively managing the number of shares reserved for issuance under the Plan while minimizing shareholder dilution. The 1,350,000 share increase requested to be approved by shareholders would increase potential dilution as of September 25, 2018 from 11.92% to 14.93%. The Committee has considered this potential dilution level in the context of competitive data from its peer group, and believes that the resulting dilution levels would be within normal competitive ranges.

When recommending the amendment to the Plan, the Committee considered the burn rate with respect to the equity awards granted by the Company. The burn rate is equal to the total number of equity awards we granted in a fiscal year divided by the weighted average common stock outstanding during the year. We endeavor to achieve a burn rate that approximates the average rate for our peer group companies and to achieve burn rates within the limits published by independent shareholder advisory groups, such as ISS. Our three-year average burn rate as of the last day of fiscal year 2018 was approximately 3.26%. The Committee believes that this burn rate has been within the range granted by its peer companies, is reasonable from a competitive standpoint and falls within the guidelines published by ISS.

When considering the number of additional shares to add to the Plan, the Committee also reviewed, among other things, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the amended Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 1,350,000 shares to be added to the amended Plan, in combination with the remaining authorized shares and shares added back to the Plan from forfeitures of awards previously granted, is expected to satisfy, assuming no significant acquisitions of other companies, our equity compensation needs for 3 years of similar levels of awards.

The following table sets forth certain information about all of our Plans:

Number of new shares requested to be authorized	1,350,000
Number of shares available for future awards under 1998 plan at August 31, 2018	1,800,784
Total shares of common stock outstanding as of September 25, 2018	38,819,847
Number of shares relating to outstanding unearned performance-based stock options at August 31, 2018	546,653	(1)
Number of shares relating to outstanding time-based stock options at August 31, 2018	1,871,017
Number of shares relating to outstanding awards of performance-based restricted stock and restricted stock units at August 31, 2018	287,165
Number of shares relating to outstanding awards of time-based restricted stock and restricted stock units at August 31, 2018	613,733
Maximum option term	10 Years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding stock options at August 31,2018	5.99 Yrs
Weighted average exercise price of outstanding options at August 31, 2018	$40.00
Total number of shares available for future awards if this proposal is approved	3,150,784

The closing price of a share of Brinker common stock on August 31, 2018 was $44.28.

(1)

On August 31, 2017, the Company granted 203,347 stock options to Mr. Roberts as part of his annual compensation, and 500,000 Performance-Based Options as an Executive Special Equity Award. Pursuant to the Plan, the maximum number of options that may be granted to an individual in a fiscal year is 500,000. Collectively, these grants exceeded this limit. The

12 Brinker International • 2018 Notice & Proxy	Making People Feel Special

Company has therefore determined, and Mr. Roberts has acknowledged, that 203,347 of the Performance-Based Options (“Excess Options”) are null and void. The Committee, assisted by its independent compensation consultant, has reaffirmed in its business judgment that the Excess Options were an integral part of Mr. Roberts’ compensation and were aligned with the interests of the Company’s shareholders. Therefore, in order to satisfy the original intent with respect to Mr. Roberts’ compensation, the Committee intends to grant Mr. Roberts appropriate equity incentive compensation awards at similar or comparable levels to the value of the Excess Options, taking into account the interests of the Company’s shareholders and all relevant factors.

Improved Shareholder Protection and Good Corporate Governance Practices

The Plan, as amended, provides for the following:

•

stock options and stock appreciation rights may not have a term in excess of ten years, may not be repriced without shareholder approval and may not be granted at a discount to the fair market value of our common stock on the grant date;

•	no evergreen or liberal share recycling feature;
•	double-trigger change in control vesting;
•	authority to claw back awards in accordance with any clawback policy maintained by us; and
•	does not permit any tax gross up for excise taxes assessed against any excess parachute payments in connection with a change in control.

The complete text of the Plan, as amended, is set forth on Appendix A hereto. We have provided below a summary description of the material terms of the amended Plan, but please note the summary is subject in all respects to the terms of the amended Plan.

Summary of the Plan

Stock Options

The Plan is designed to permit the granting of options to all of our team members (of which there were 58,478 team members as of June 27, 2018), although we have historically granted options only to certain of our salaried team members. The administration of the Plan is provided by the Committee which has the authority to determine the terms on which options are granted under the Plan. The Committee determines the number of options to be granted to eligible participants, determines the exercise price, vesting period, the objective performance goals, if any, that must be met, and option period at the time the option is granted, and administers and interprets the Plan. The Plan provides that no option and no SAR (hereinafter defined) shall be granted with a time period for exercise greater than 10 years from the date of grant. Our recent option grants have been for time periods less than 10 years.

The exercise price of options is payable in cash or the holder of an option may request approval from the Committee to exercise an option or a portion thereof by tendering shares of Common Stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.

Both incentive stock options (“ISOs”) and non-qualified stock options may be granted under the Plan. The Plan requires that the exercise price of an option will not be less than 100% of the fair market value of the Common Stock on the date of the grant of the option. No ISO may be granted under the Plan to anyone who owns more than 10% of the outstanding Common Stock unless the exercise price is at least 110% of the fair market value of the Common Stock on the date of grant and the option is not exercisable more than five years after it is granted. There is no limit on the fair market value of ISOs that may be granted to a team member in any calendar year, but no team member may be granted ISOs that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000 and no team member may be granted more than 500,000 options and SARs in a fiscal year. An option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

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Tax Status of Stock Options

Pursuant to the Plan, the Committee determines whether an option will be either an “ISO” or a “nonqualified option.” In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to us, upon the grant of an option.

Incentive Stock Options. All stock options that qualify under the rules of Section 422 of the Internal Revenue Code will be entitled to ISO treatment. To receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (i) within two years after the option is granted, or (ii) within one year after exercise. In addition, the individual must have been a team member of the Company for the entire time from the date of granting of the option until three months (one year if the team member is disabled) before the date of the exercise. The requirement that the individual be a team member and the two-year and one-year holding periods are waived in the case of death of the team member. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment. The team member’s gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

If a team member does not meet the two-year and one-year holding requirements, but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the team member’s gain on exercise will be treated as ordinary income rather than a capital gain and we will receive a corresponding deduction at the time of sale. Any remaining gain on sale will be short-term or a long-term capital gain, depending on the holding period of the stock.

An optionee’s stock option agreement may permit payment for stock upon the exercise of an ISO to be made with other shares of Common Stock. In such a case, in general, if a team member uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

Non-Qualified Stock Options. Upon exercise of a non-qualified option, an optionee will recognize ordinary income (and we will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price. Any additional gain or loss after exercise realized by an optionee on subsequent disposition of such shares generally is a capital gain or loss and does not result in a tax deduction to us.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception but provided a transition rule with respect to remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and not materially modified after that date. With the elimination of the exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and our other named executive officers covered by the new tax law, other than previously granted awards that comply with the transition rules. The Committee intends to administer any awards granted prior to November 2, 2017, which qualify as “performance-based compensation” under Section 162(m), as amended by the Tax Cuts and Jobs Act, including certain awards made under the Plan that are intended to qualify as performance-based compensation, in accordance with

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the transition rules applicable to binding contracts in effect on November 2, 2017. With respect to such awards, in order for the award to qualify as performance-based compensation under Section 162(m), restrictions imposed by the Committee were based on a specified list of performance goals and certain other requirements. Notwithstanding the foregoing, the rules and regulations under Section 162(m) and the transition rule are complicated and subject to change and as such there can be no guarantee that any compensation intended to qualify as performance-based compensation will so qualify.

Stock Appreciation Rights and Stock Awards

The Plan also permits, among other things, (i) the grant of stock appreciation rights (“SARs”) and (ii) restricted stock, restricted stock units and performance shares (collectively, “Stock Awards”) (SARs and Stock Awards are collectively referred to as “Awards”). All of our employees are eligible to receive Awards under the Plan, although it is anticipated that only certain salaried team members will receive Awards. When an Award is made, the Committee will specify (a) the amount and form of the Award, (b) the objective performance goals, if any, that must be met in order for amounts to be payable pursuant to the Award, (c) the period, if any, during which the performance goals must be met, and (d) the period, if any, during which the participant must remain employed by the Company or a subsidiary as a condition of the Award (“Vesting Period”). The Committee may specify additional terms as it deems appropriate.

The Committee may establish objective performance goals for Awards as more particularly described below. The objective performance goals may relate to the performance of a team member’s department or restaurant brand or the performance of the Company and its subsidiaries as a whole, or any combination of the preceding groups. The Committee may use any objectively determinable performance goals to measure performance. At the end of each performance period for which an Award relates, the Committee will determine whether and to what extent the performance goals have been met. Awards will not be paid to the extent that the performance goals are not met. If any performance goal, business criteria or target for an Award is affected by special factors, subject to any limitations in Section 162(m) of the Internal Revenue Code as applicable to any Awards that comply with the transition rules described above, the Committee may make special adjustments in the performance goal, business criteria or target.

Performance Goals. For Awards that were intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as “performance based compensation,” the performance goals were selected from among the following criteria, which may be applied to the Company as a whole, or to an individual recipient, or to a department, brand, unit, division or function within the Company or an affiliate, or any combination of the preceding groups, and they could apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determined, net of or including dividends) before or after interest and taxes (sometimes called EBIT), before or after interest, taxes and rent (sometimes called EBITR), or before or after interest, taxes, depreciation, and amortization (sometimes called EBITDA); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) total business return, or return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating or capital expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product

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groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) inventory turnover; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a customer survey; (cc) diversity goals; (dd) turnover; (ee) specified objective social goals; (ff) safety record; (gg) retention of high-potential team members; (hh) flow through of cash, sales, earnings, profits or other financial measures; (ii) growth in franchised locations; (jj) culinary product pipeline goals; (kk) brand positioning goals; or (ll) development pipeline goals.

Subject to any limitations in Section 162(m) of the Internal Revenue Code, for awards that comply with the transition rules described above, the Committee may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, tax law changes, acquisitions or divestitures, foreign exchange impacts, any unusual non-recurring gain or loss, and other items as the Committee determines to be required so that the operating results of the Company, or any business unit, division or affiliate of the Company shall be computed on a comparative basis from performance period to performance period.

Awards may also be subject to vesting requirements under which the participant must remain a full-time active team member of the Company or a subsidiary throughout a “Vesting Period” in order for the Award to be payable. No team member may be granted more than 500,000 Stock Awards in a fiscal year. The Committee has previously established the Performance Share Plan, the Restricted Stock Unit Plan, the Performance-Based Options Plan, and the Career Equity Plan under the Committee’s authority to grant Awards under the Plan and such plans are subject to, among other items, the overall and annual limitations on grants of Stock Awards. Any awards under those plans will not result in additional dilution to the shareholders because those plans utilize shares reserved for issuance under the Plan.

Tax Status of SARs and Stock Awards

Under the Internal Revenue Code, except as described below, if Awards are made in the form of restricted stock, restricted stock units, or performance shares, no income will be realized by the team member upon grant of such Award unless the Award fully vests upon the date of grant of the Award or the Award is restricted stock with no risk of substantial forfeiture. When restricted stock, restricted stock units or performance shares vest, the team member will recognize ordinary compensation income equal to the then fair market value of the shares or units. With regard to Awards of restricted stock, a team member may elect to make a “Section 83(b) election” under the Internal Revenue Code, in which case the team member will recognize income on the fair market value of the restricted stock at the time the shares are granted. A Section 83(b) election must be made within 30 days after the restricted stock is granted. We generally will be entitled to a federal income tax deduction at the time the team member recognizes income on the restricted stock, restricted stock units or performance shares.

If Awards are made in the form of SARs, no income will be realized by the team member upon the award of SARs. When the SARs vest, the team member will recognize ordinary compensation income equal to the cash value of the SARs. We generally will be entitled to a federal income tax deduction at the time the team member recognizes income on the SARs.

Further, the Plan and any Awards granted under it are intended to be exempt from the requirements of Section 409(A) of the Internal Revenue Code, or will be structured to not cause a team member to be subject to taxes and interest under Section 409(A).

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Acceleration of Exercisability and Vesting

Full or partial acceleration of vesting may occur in the event of death, disability or involuntary termination. The Committee may accelerate vesting, in whole or in part, under such circumstances as the Committee deems appropriate, but subject to the requirements of Section 162(m) of the Internal Revenue Code and the transition rule, if applicable.

Beginning with awards granted in fiscal 2017, we removed single-trigger provisions that would result in the automatic full vesting of awards upon a change in control. The provisions were refined as detailed below with respect to awards granted in fiscal 2018 and beyond:

Restricted Stock Units, Stock Options and Performance-Based Stock Options:

Outstanding awards of restricted stock units, stock options and performance-based stock options do not become fully vested upon a change in control (as defined in the applicable award agreement) unless the awards are not assumed or replaced with comparable awards by the acquiring entity or cease to remain outstanding immediately following the change in control. If a participant is terminated without Cause within 24 months following a change in control or terminates for Good Reason within 24 months following a change in control, all outstanding restricted stock units, stock options and performance-based stock options become fully vested (and, in the case of stock options and performance-based options, exercisable) upon such termination.

Performance Share Plan:

Performance share awards under our fiscal 2018 Performance Share Plan do not vest upon a change in control (as defined in the plan) unless the awards are not assumed or replaced with comparable awards by the acquiring entity in such a change in control, or cease to remain outstanding immediately following the change in control. Otherwise, upon a change in control, the applicable measurement period (but not the performance period) will end and the performance calculations will be modified to account for the shortened measurement period. A participant must remain employed through the end of the performance period to earn such award, unless the participant is terminated without Cause or terminates for Good Reason following the change in control, in which case the participant will fully vest upon termination in the number of achieved shares determined based on performance through the change in control date.

Cessation of Employment

Each individual grant agreement sets forth the rights and restrictions of the team member as to continued vesting and exercise of options after the team member’s cessation of employment with the Company. Under the terms of the current individual grant agreement, subject to exceptions set forth in the grant agreement, if a team member ceases to be employed by the Company, then, in general, the team member shall have the lesser of the original option period or 90 days to exercise any vested stock options, and all unvested options, restricted stock units, and performance shares immediately expire. The current grant agreement also provides for vesting and exercise in the event of retirement by a team member. Early retirement is defined as age plus years of service equal 70, with a minimum age of 55. Normal retirement is defined as age plus years of service equal 70, with a minimum age of 60, or age 65 (regardless of service). The following table outlines the current retirement rules:

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	Early Retirement	Normal Retirement
Stock Options	Unvested options accelerated and the shorter of 12 months or the expiration date to exercise.	Unvested options accelerated and the shorter of 36 months or the expiration date to exercise.

Performance-Based Options	Unvested options are forfeited	Unvested options are forfeited

Performance Shares	Pro-rated and paid at the end of measurement period based on actual results.	The full award is paid at the end of the measurement period based on actual results.

Restricted Stock Units	Pro-rated and paid upon retirement	The full award is paid upon retirement

Effectiveness and Term; Amendments and Termination

The amended Plan will become effective upon approval by the Company’s shareholders at the annual meeting. The amended Plan may be amended, altered or discontinued by the Committee without the approval of the shareholders, except that the Committee does not have the power or authority to adversely affect the rights of any participant or beneficiary of any stock options or Awards granted under the Plan prior to the date such amendment is adopted by the Committee in the absence of written consent to the change by the affected participant or beneficiary. The Committee, however, may make appropriate adjustments in the number of shares covered by the Plan, the number of outstanding options, option prices, and any restrictions on outstanding Awards to reflect any stock dividend, stock split, share combination, merger, consolidation, reorganization, spin off, liquidation, change in control, or the like, of or by the Company. Notwithstanding the foregoing, no amendment to the Plan may be made without approval of the Company’s shareholders that would materially increase the number of shares available under the Plan (except as noted in the preceding sentence), change the types of Awards available under the Plan, materially expand the class of persons eligible to receive Awards under or otherwise participate in the Plan, materially extend the term of the Plan, materially change the method of determining the strike price of the options under the Plan, permit repricing of an option or SAR, or permit the grant of an option or SAR for, or in connection with, the cancellations or surrender of an option, SAR or Stock Award granted under the Plan having a higher option or exercise price.

Current Information Regarding Plan

Information about options and Awards granted during our 2018 fiscal year under the Plan to the named executive officers can be found in the tables under the headings Fiscal 2018 Summary Compensation Table, and Fiscal 2018 Grants of Plan-Based Awards Table following the Compensation Discussion and Analysis in this Proxy Statement. During the 2018 fiscal year, options covering 866,324 shares were granted to current named executive officers as a group under the Plan and options covering 231,803 shares were granted under the Plan to all other eligible team members (excluding current named executive officers) as a group. Also during the 2018 fiscal year, 138,507 shares of restricted stock units were granted to current named executive officers as a group under the Plan and 285,030 shares of restricted stock units were granted under the Plan to all team members (excluding current named executive officers) as a group. The benefits that will be awarded or paid in the future under the amended Plan are not currently determinable. Such Awards are within the discretion of the Committee, and the Committee has not determined future Awards or who might receive them.

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Plan Amendment

As of August 31, 2018, stock options and Stock Awards covering 3,318,568 shares were outstanding and 1,800,784 shares were available for grant under the Plan. If you approve the amendment to the Plan, the estimated maximum number of shares that may be issued under the Plan for options and Stock Awards would be increased to 3,150,784 shares. This number represents shares available for, but not yet subject to, a grant or award as of the date of this Proxy Statement1, assuming (i) no grants or awards were made under the Plan between August 31, 2018 and such date, and (ii) no grants or awards previously made under the Plan are canceled between August 31, 2018 and such date, plus the additional 1,350,000 shares authorized by the amendment to the Plan.

Any shares that are represented by awards granted under any prior plan of the Company in which employees are eligible to participate which are forfeited, expire or are canceled without delivery of shares or which result in the forfeiture of shares back to the Company will also be available for grant under the amended Plan. Further, any shares granted under the amended Plan that are forfeited because of the failure to meet an award contingency or condition will again be available for delivery pursuant to new awards granted under the amended Plan. To the extent any shares covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, or the shares are not delivered because the award is settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the amended Plan. Shares delivered under the amended Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity will not reduce the maximum number of shares available for delivery under the amended Plan, to the extent that such settlement, assumption or substitution is a result of the Company or an affiliate acquiring another entity (or an interest in another entity).

Either authorized but unissued shares or treasury shares of Common Stock may be issued in connection with grants and awards under the Plan. In addition, any shares subject to an award which are forfeited or not issued because the terms and conditions of the grant or award are not met may be re-used for a new grant or award.

Required Vote; Recommendation

The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the annual meeting in person or by proxy is required to approve the amendment of the Plan. Abstentions are counted as votes cast and have the same effect as votes against the proposal.

The Board of Directors believes that approval of the amendment of the Plan is in the best interest of the Company and that the additional shares will strengthen our ability to attract and retain key team members and furnish additional incentives to such persons by encouraging them to become owners of the Common Stock of the Company.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE STOCK OPTION AND INCENTIVE PLAN.

[1]

On August 31, 2017, the Company granted 203,347 stock options to Mr. Roberts as part of his annual compensation, and 500,000 Performance-Based Options as an Executive Special Equity Award. Pursuant to the Plan, the maximum number of options that may be granted to an individual in a fiscal year is 500,000. Collectively, these grants exceeded this limit. The Company has therefore determined, and Mr. Roberts has acknowledged, that 203,347 of the Performance-Based Options (“Excess Options”) are null and void. The Committee, assisted by its independent compensation consultant, has reaffirmed in its business judgment that the Excess Options were an integral part of Mr. Roberts’ compensation and were aligned with the interests of the Company’s shareholders. Therefore, in order to satisfy the original intent with respect to Mr. Roberts’ compensation, the Committee intends to grant Mr. Roberts appropriate equity incentive compensation awards at similar or comparable levels to the value of the Excess Options prior to the shareholder meeting, taking into account the interests of the Company’s shareholders and all relevant factors.

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INFORMATION ABOUT THE BOARD OF DIRECTORS AND

GOVERNANCE OF THE COMPANY

Director Independence

The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our standards, as well as the applicable requirements of the New York Stock Exchange (“NYSE”) and rules of the SEC. No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board will not determine any director to be independent if he or she has or has had any of the relationships set forth in the NYSE rules during the time periods specified in such rules. The Board will describe in this Proxy Statement the basis for determining whether any relationship is immaterial.

The Board of Directors has affirmatively determined each of the following directors is an “independent” director as such term is defined, and as required by our Corporate Governance Guidelines and the requirements of the SEC and NYSE.

Elaine L. Boltz	Michael A. George	George R. Mrkonic
Joseph M. DePinto	William T. Giles	Jose Luis Prado
Harriet Edelman	James C. Katzman

Additionally, Gerardo I. Lopez was independent for the entire period he served on the Board until his retirement on July 23, 2018. The only member of the Board who is not independent is Wyman T. Roberts. Mr. Roberts, as President and Chief Executive Officer (“CEO”) of the Company, is the only employee member of the Board. The Board has further determined that no material relationship exists between the Company and each non-employee director outside of their service as a member of the Board of Directors. In this Proxy Statement we may refer to these directors individually as an “Independent Director” and collectively as the “Independent Directors.”

Board Structure

Each director serves for a one-year term and is subject to re-election by you each year. Prior to recommending a director for nomination for re-election, the Governance and Nominating Committee considers many things, including:

•	the quality of past director service and attendance at Board of Directors and Committee meetings;
•	whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service;
•	input from other members of the Board of Directors concerning the performance of that director through the Board’s periodic peer review process, if applicable;
•	the independence of the director; and
•	whether the director has met any age limits for continued service.

Board Committees

The charters for each of the committees, as well as our Corporate Governance Guidelines, are available at no charge to you in the Corporate Governance section of our website (http://brinker.com/corp_gov) or by written request directed to us at 6820 LBJ Freeway, Dallas, Texas 75240, Attention: Corporate Secretary.

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The Board of Directors has affirmatively determined that each member of the Audit, Compensation, and Governance and Nominating Committees meets the independence requirements of the NYSE and the SEC applicable to those committees.

Audit Committee

The role of the Audit Committee is described in the Report of the Audit Committee later in this Proxy Statement. The Board of Directors has determined that Mr. Giles is an “audit committee financial expert” as such term is defined in the SEC’s Regulation S-K. Further, the Board of Directors has determined the members of the Audit Committee are “financially literate” as such term is defined by the NYSE and the Audit Committee satisfies the “financial management expertise” standard required by the NYSE.

Compensation Committee

A discussion of the specific nature of the Compensation Committee’s responsibilities and compensation philosophy as they relate to our executive officers is provided to you in the Compensation Discussion and Analysis and Report of the Compensation Committee later in this Proxy Statement.

Governance and Nominating Committee

The Governance and Nominating Committee performs the following functions:

•	recommends to the Board of Directors potential members to be added as new or replacement members to the Board of Directors;
•	recommends to the Board of Directors the nominees for election to the Board of Directors at the annual shareholders meeting;
•	reviews and recommends to the Board of Directors the compensation paid to non-management Board members;
•	reviews and recommends to the Board of Directors matters regarding CEO succession plans;
•	reviews and makes recommendations to the Board of Directors regarding the Corporate Governance Guidelines;
•	reviews the applicable legal standards for “independence” and the criteria applied to determine “audit committee financial expert” status; and
•	reviews the answers to annual questionnaires completed by each of the Independent Directors.

On the basis of this year’s review, the Governance and Nominating Committee delivered a report to the full Board of Directors, and the Board made its “independence” and “audit committee financial expert” determinations.

Board Member Meeting Attendance

During the fiscal year ended June 27, 2018, the Board of Directors held eight meetings. Each incumbent director, except Mr. Katzman, attended at least 75% of the aggregate total of meetings of the Board of Directors and Committees on which he or she served. Mr. Katzman attended all meetings of the Board of Directors subsequent to his appointment in January 2018. Also, all members of the Board of Directors except Messrs. Prado and Katzman attended the Company’s 2017 annual meeting of shareholders. As set forth in our Corporate Governance Guidelines (http://brinker.com/corp_gov), directors are expected to attend the annual meeting. Such attendance allows for direct interaction between you and the Board members.

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Chairman of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Generally, it is management’s responsibility to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results, including both the performance of the Company and the performance of the Chief Executive Officer.

The roles of Chairman of the Board of Directors and CEO for the Company are separated. Mr. DePinto serves as Chairman of the Board. The Board believes that the current board leadership structure promotes the ability of the Board of Directors to exercise its oversight role over management by having a director who is not an officer or member of management serving in the role of Chairman of the Board, thus ensuring a continued significant role for independent directors in the leadership of the Company. This structure allows Mr. Roberts, as CEO, to focus his time and energy on leading and managing the Company’s business and operations. An independent Chairman of the Board also simplifies the Company’s corporate governance structure by allowing the Chairman of the Board to convene executive sessions with independent directors. The Chairman presides over all executive sessions. Any decision to change the structure in the future will be based on what the Board believes is the most effective and efficient structure for the Company.

The Chairman of the Board’s duties include:

•	creating and maintaining an effective working relationship with the CEO and management;
•	managing the relationship between the Board as a whole and the CEO and management;
•	providing significant advice, counsel and guidance to the CEO and management on strategic priorities and execution strategies;
•	facilitating discussions among the directors inside and outside the Board meetings;
•	driving practices and improvements on Board effectiveness and productivity;
•	briefing the CEO on issues raised in executive sessions;
•	presiding at all meetings of the Board of Directors;
•	in collaboration with committee chairs and the CEO, scheduling Board meetings, setting meeting agendas and strategic discussions, and providing review of pre-meeting materials delivered to directors;
•	overseeing annual Board and Board Committee evaluations;
•	delivering the annual CEO evaluation;
•	overseeing all governance matters for the Board and shareholders;
•	being available for consultation and direct communication with major shareholders; and
•	carrying out other duties requested by the CEO and the Board as a whole.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks, including the Company’s enterprise risk management process that monitors and manages key business risks facing the Company. Throughout the fiscal year, the Board regularly reviews information regarding the Company’s strategic, financial and operational risks. The Committee oversees the management of risks relating to the Company’s compensation policies and practices. The Audit Committee oversees the management of risks associated with accounting, auditing, financial reporting, and internal control over financial reporting, as well as the effectiveness of the Company’s enterprise risk management process. The Audit Committee also oversees cyber security and data protection issues, receiving quarterly updates from the Company’s Chief Digital Officer and reviewing the findings of the Company’s annual risk assessment and penetration test. The Audit Committee assists the Board in its oversight of the integrity of the Company’s consolidated financial statements,

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the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm, and the performance of the Company’s independent registered public accounting firm and internal audit function. The Audit Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Governance and Nominating Committee oversees risks associated with the independence of the Board of Directors and the Company’s governance structure. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through updates provided at full Board meetings, attendance at committee meetings, and committee reports about such risks.

Directors’ Compensation

The Governance and Nominating Committee annually reviews and periodically benchmarks the Board’s compensation to assure that non-employee directors are being fairly and reasonably compensated in relation to the restaurant industry and to comparable U.S. companies. The same proxy peer group used for the Board is used for our named executive officers (“NEOs”) (identified in more detail in the Benchmarking section of the Compensation Discussion and Analysis of this Proxy Statement). For fiscal 2018, non-employee directors of the Company received the following compensation in addition to reimbursement for costs incurred in attending meetings of the Board:

Annual Retainer

•	Non-employee Chairman of the Board:

An annual retainer of $250,000 was granted in restricted stock units, as elected.

A 25% match in restricted stock units was granted for the annual compensation taken in restricted stock units.

•	All other non-employee directors:

An annual retainer of $60,000 was paid or granted in a combination of cash or restricted stock units, as elected.

A 25% match in restricted stock units was granted for the portion of annual compensation taken in restricted stock units.

Annual Grant (all non-employee directors, including Chairman)

•	An annual grant of restricted stock units at a target value of approximately $100,000 was made.

Restricted Stock Unit Distribution Timing

•

Directors elected, prior to the grant, one of four distribution timing options for their restricted stock units: (i) four years after date of grant, (ii) the director’s departure from the Board, (iii) one year following the director’s departure from the Board, or (iv) two years following the director’s departure from the Board. Directors also have the ability to defer receipt of restricted stock units that would otherwise be distributed for additional 5-year period(s), provided they elect to defer those units at least 12 months before the previously-scheduled distribution date.

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Providing a combination of equity and cash provides incentive for our directors to focus on long-term performance and shareholder value while still recognizing their energy and effort throughout the year. Each director has a choice among cash and restricted stock units for the annual retainer, thus allowing each director to receive compensation in a manner that best fits individual needs. However, both the Board and management believe it is important that each director maintain an equity stake in the Company therefore, an incentive is provided for any portion of the annual retainer taken in equity.

Equity grants are made on the first business day of the calendar year following the annual shareholders meeting. For fiscal 2018, directors received restricted stock units for all of their equity compensation with variable distribution dates ranging from four years after grant to two years following departure from the Board (as described above in this section).

Board Committee Retainers

Committee members receive the following supplementary annual retainer for accepting their responsibilities:

•	Each member of the Audit Committee received $20,000 (paid in quarterly installments);
•	Each member of the Compensation Committee received $12,500 (paid in quarterly installments); and
•	Each member of the Governance and Nominating Committee received $10,000 (paid in quarterly installments).

Additionally, the Committee Chairs received a further supplementary retainer for accepting the additional Chair responsibilities as follows:

•	Chair of the Audit Committee received an annual retainer of $15,000;
•	Chair of the Compensation Committee received an annual retainer of $12,000;
•	Chair of the Governance and Nominating Committee received an annual retainer of $10,000; and
•	Lead Director (if Chairman of the Board is an employee director) received an annual retainer of $25,000.

Directors are expected to attend the Board and their respective Committee meetings. No additional compensation was paid for attendance at these meetings.

The stock ownership guidelines applicable to our Directors are set forth in the Stock Ownership Guidelines table of this Proxy Statement.

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Fiscal 2018 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Elaine Boltz(4)(5)	90,000	114,966	204,966
Joseph DePinto(4)	125,000	287,436	412,436
Harriet Edelman(4)	100,000	99,992	199,992
Michael George(4)	92,500	114,966	207,466
William Giles(4)	107,500	114,966	222,466
James Katzman(4)(6)	60,000	99,997	159,997
Gerardo Lopez(4)(7)	90,000	114,966	204,966
George R. Mrkonic(4)	94,500	114,966	209,466
Jose Luis Prado(4)	72,500	114,966	187,466

(1)

Mr. Roberts is omitted from the Director Compensation Table because he does not receive compensation for serving on our Board. His respective compensation is reflected in the Summary Compensation Table of this Proxy Statement.

(2)

Reflects the aggregate dollar amount of all fees each director earned in fiscal 2018 (whether elected to be paid in cash or granted in the form of equity) for service as a director, including annual retainer, committee chair fees, and meeting fees, if any. Mr. DePinto, as Chairman of the Board, had the option to receive $125,000 of his annual retainer in cash or restricted stock units, while the other directors had the option to receive any portion of their $60,000 annual retainer in cash or restricted stock units.

(3)	Reflects the grant date fair value of restricted stock units granted to each director in fiscal 2018, as follows:

•

Each director (other than Mr. Katzman) was granted 2,534 restricted stock units, representing the $100,000 annual grant. Mr. Katzman was granted 2,707 restricted stock units, representing his $100,000 annual grant after joining the Board of Directors;

•	Mr. DePinto, as Chairman of the Board, was also granted 3,167 restricted stock units, representing $125,000 of his annual retainer required to be taken in restricted stock units;
•

A 25% match in kind was granted on any portion of the annual retainer converted to restricted stock units. Ms. Boltz and Messrs. DePinto, George, Giles, Lopez, Mrkonic and Prado elected to receive their entire annual retainers in restricted stock units. Ms. Edelman and Mr. Katzman elected to receive 100% of their annual retainers in cash and did not receive any match.

The grant date fair value of the restricted stock units granted to the directors is determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) and does not include any reduction in value for the possibility of forfeiture. For restricted stock units, dividends are accumulated and paid upon distribution.

(4)	None of our non-employee directors has any outstanding stock options or unvested equity awards given that all of our restricted shares are non-forfeitable when granted.
(5)	Ms. Boltz is leaving the Board of Directors at the end of her current term on November 14, 2018.
(6)	Mr. Katzman joined the Board of Directors on January 22, 2018.
(7)	Mr. Lopez retired from the Board of Directors on July 23, 2018.

Communications with the Board of Directors

If you or any other interested party wishes to communicate with the Board of Directors as a group or with an individual director, you or the interested party may direct such communications to the intended recipient in care of the General Counsel, 6820 LBJ Freeway, Dallas, Texas 75240. The communication must be clearly addressed to the specific group or director. Your Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

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Qualifications to Serve as Director

Each candidate for director must possess at least the following specific minimum qualifications:

1. Each candidate shall be prepared to represent the best interests of all the Company’s shareholders and not just one particular constituency.

2. Each candidate shall have demonstrated integrity and ethics in both personal and professional settings and have established a record of professional accomplishment in their chosen field.

3. No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

4. Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership on at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit their ability to do so.

5. In addition, the Governance and Nominating Committee also desires that candidates possess the following qualities or skills:

(a) Each candidate shall contribute to the overall diversity of the Board of Directors—diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

(b) Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

(c) Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business. Relevant experiences may include, among other things, large company CEO experience, senior level multi-unit restaurant or retail experience, and relevant senior level experience in one or more of the following areas: finance, accounting, sales and marketing, organizational development, strategic planning, information technology and public relations.

Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NYSE or the SEC will be a significant factor in any assessment of a candidate’s suitability.

Board Assessments

Our Board conducts an annual evaluation of itself and its committees to determine the Board’s effectiveness and to identify ways in which to enhance effectiveness. Additionally, the Board conducts periodic evaluations of each of its members. The Board utilizes the feedback and results from these evaluations to determine the need for board refreshment, and the Governance and Nominating Committee utilizes the evaluation process as part of its determination of nominees recommended for election by shareholders at our annual meeting.

Internal Process of Identifying Candidates

The Governance and Nominating Committee uses a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of

26 Brinker International • 2018 Notice & Proxy	Making People Feel Special

the Board of Directors and shareholders. In determining whether to nominate a candidate, the Governance and Nominating Committee considers the current composition and capabilities of serving directors, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the members of the Governance and Nominating Committee may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Prospective candidates may also be interviewed by other directors who are not members of the Governance and Nominating Committee. Reports from those interviews or from Governance and Nominating Committee members with personal knowledge and experience with the candidate, résumés, information provided by other contacts, and other information deemed relevant by the Governance and Nominating Committee are then considered in determining whether a candidate shall be nominated. The Governance and Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Nomination Rights of Shareholders

As a shareholder, you may recommend one or more candidates to be considered by the Governance and Nominating Committee as a nominee or nominees for election as director of the Company at an annual meeting of shareholders. To do so, you must comply with the notice, information, and consent provisions contained in the Company’s Bylaws (current copies of the Company’s Bylaws are available at no charge from the Secretary of the Company and may also be found in our public filings with the SEC). In order for the candidate recommendation to be timely for the Company’s 2019 annual meeting of shareholders, your notice to the Secretary of the Company must be delivered to our principal executive offices no later than May 29, 2019. Any such recommendations received by the Secretary will be presented to the Governance and Nominating Committee for consideration. Suitable candidates (whether identified internally or by a shareholder) who, after evaluation based upon the criteria and process described in “Internal Process of Identifying Candidates” above, are then recommended by the Governance and Nominating Committee and, if approved by the Board of Directors, will be included in our recommended slate of director nominees in our Proxy Statement.

Current Nominations

The Governance and Nominating Committee conducted an evaluation and assessment of all of the current directors, for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Governance and Nominating Committee recommended to the Board that Messrs. DePinto, George, Giles, Katzman, Mrkonic, Prado and Roberts and Ms. Edelman be nominated for election to the Board of Directors. The Board accepted the recommendations and nominated such persons. The Governance and Nominating Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the annual meeting.

Code of Ethics

Our Code of Conduct and Ethical Business Policy applies to all members of the Board of Directors and our team members. The Code of Conduct and Ethical Business Policy is reviewed by the Governance and Nominating Committee annually and revised as appropriate. You may obtain a copy of the code free of charge in the Corporate Governance section of our website (http://brinker.com/corp_gov) or by written request directed to us at 6820 LBJ Freeway, Dallas, Texas 75240, Attention: General Counsel.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 27

EXECUTIVE OFFICERS

Wade R. Allen
Brinker Team Member since: 2014 Age: 41 Restaurant Industry Experience: 4 yrs.

Mr. Allen is Senior Vice President and Chief Digital Officer, having been appointed to this position in January 2018. Mr. Allen previously served as Vice President of Digital Guest Experience and Analytics from February 2014 to January 2018. Prior to joining Brinker, Mr. Allen served as President of CouponFactory, a wholly-owned subsidiary of Rockfish Interactive, a digital advertising and marketing agency, while also serving as Vice President of Retail for Rockfish Interactive from November 2010 to February 2014.

Richard A. Badgley
Brinker Team Member since: 2016 Age: 50 Restaurant Industry Experience: 17 yrs.

Mr. Badgley is Senior Vice President and Chief People Officer, having been appointed to this position in July 2016. Mr. Badgley was previously with TOMS Shoes, LLC, a designer and manufacturer of shoes and apparel, where he served as Vice President of Retail and Talent Management from July 2013 to July 2016. Mr. Badgley also served as Vice President of Learning and Development and Vice President of Global Staffing for Starbucks Corporation from April 2011 to June 2013, and as Vice President of Selection and Staffing for Wyndham Worldwide from 2006 to 2011.

Kelly C. Baltes
Brinker Team Member since: 2018 Age: 53 Restaurant Industry Experience: 30 yrs.

Mr. Baltes is Executive Vice President and President of Maggiano’s Little Italy, having been appointed to this position in July 2018. Mr. Baltes was previously with Good Smoke Holdings, LLC, a barbecue-focused restaurant company, where he served as Chief Executive Officer from September 2014 to July 2016. Mr. Baltes also served as Chairman and Chief Executive Officer from August 2007 to February 2014 for Cheddar’s Scratch Kitchen, an American restaurant brand, in various executive roles with Darden Restaurants, Inc. from 2000 to 2007, and with Uno Restaurant Corporation from 1994 to 2000.

Charles A. Lousignont
Brinker Team Member since: 2014 Age: 59 Restaurant Industry Experience: 41 yrs.

Mr. Lousignont is Senior Vice President of Supply Chain Management, having been appointed to that position in November 2014. Mr. Lousignont previously served as Chief Procurement Officer for P.F. Chang’s China Bistro, a casual dining restaurant chain, from March 2013 to October 2014 and as Vice President of Supply Chain Management for Aramark from August 2009 to February 2013. Mr. Lousignont also held various positions with Centralized Supply Chain Services, LLC, Fazoli’s Restaurant Management, LLC, and Long John Silvers from 1991 to 2009. Mr. Lousignont is Chairman for the National Restaurant Association Supply Chain Study Group since 2018 after having served as a Director from 2012 to 2018.

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Steve D. Provost
Brinker Team Member since: 2009 Age: 58 Restaurant Industry Experience: 27 Yrs.

Mr. Provost is Executive Vice President and Chief Marketing and Innovation Officer for Chili’s Grill & Bar, having been appointed to this position in March 2017 after previously serving as Senior Vice President and President of Maggiano’s Little Italy from November 2009 to March 2017, and Senior Vice President of Marketing and Brand Strategy for Maggiano’s from April 2009 to November 2009. Mr. Provost previously served as Chief Marketing Officer and Executive Vice President of Quizno’s Master, LLC from 2007 to 2009. Mr. Provost also served in various roles with Yum! Brands, Inc. from 1991 to 2007, including Head Coach, Southeast Region for the KFC brand, Chief Marketing Officer for the Long John Silver’s and A&W brands, and Senior Vice President of Franchise.

Joseph G. Taylor
Brinker Team Member since: 1999 Age: 59 Restaurant Industry Experience: 19 yrs.

Mr. Taylor is Senior Vice President and Chief Financial Officer, having been appointed to this position in August 2017 after previously serving as Interim Chief Financial Officer, Treasurer and Vice President of Investor relations from April 2017 to August 2017, Treasurer and Vice President of Investor Relations from June 2016 to April 2017, and in various other roles from December 1999 to June 2016, including oversight for government relations and corporate communications. Previously, Mr. Taylor spent 18 years in the banking industry in several client-related and corporate finance positions. Mr. Taylor currently serves on the Boards of the National Restaurant Association and as a Trustee of the National Restaurant Association Educational Foundation.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation programs are structured to reinforce our strategies and company culture—to be a premier and progressive company with a balanced approach towards growing sales, increasing profits, bringing back guests and engaging team members. Our strategies and culture are intended to differentiate our brands from the competition, reduce the costs associated with managing our restaurants and establish a strong presence for our brands in key markets around the world.

Our fiscal 2018 compensation programs were designed to grow sales and profits while improving the guest experience through incentives based on adjusted net income (“Adjusted Net Income”), comparable same-restaurant sales (“Comp Sales”) and food preparation speed (“Cook Times”) in the case of the Profit Sharing Plan, and our compound annual growth rate (“CAGR”) in adjusted earnings per share (“EPS”) in the case of the Performance Share Plan. During the year, we cut our menu offerings by approximately a third compared to the prior year and focused on our core equities of burgers, ribs, fajitas and margaritas. This initiative improved kitchen efficiency and allowed our managers and cooks to deliver our food hotter and faster to our guests. We also invested in the quality of our food and brought bigger burgers and meatier ribs and fajitas to our guests. Additionally, we launched a margarita of the month platform that featured a new margarita every month at an every-day value price of $5.00. As fiscal 2018 ended, our average delivery time in the dining room had improved by approximately one minute compared to the year before, and our burger, fajita and margarita offerings were all growing.

We remain competitive with our value offerings at both lunch and dinner and are committed to offering consistent, quality products at a compelling every day value. We will continue to seek opportunities to reinforce value and create interest for the Chili’s brand with new and varied offerings to further enhance sales and drive incremental traffic.

Our progress this year enabled us to deliver against our goals with Adjusted Net Income of $166.7 million, Cook Times above target, and Comp Sales achievement below threshold, resulting in a short-term incentive payout of 89.6% of target to our CEO, CFO and the next three most highly compensated NEOs.

2018 Compensation Highlights

Following are some of the highlights of our fiscal 2018 executive compensation programs:

•	Base salary: Our CEO’s base salary remained unchanged as compared to the prior year while our other NEOs received a base salary increase of 4%.

•	Bonus: Payouts under the Profit Sharing Plan were below the target payout for the CEO and the other NEOs.

•	Performance Share Plan: The CEO and other NEOs that received grants under the fiscal 2016—fiscal 2018 Performance Share Plan received a 20% payout.

•	The Committee continued to prioritize growth in earnings by utilizing an EPS metric in the Performance Share Plan.

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Highlights of Our Compensation Programs

What We Do:		What We Do Not Do:
✓	Pay for performance	✗	Gross-Ups for Excise Taxes
✓	Annual Say-on-Pay Vote	✗	Reprice Stock Options
✓	Clawback Policy	✗	Fixed Term Employment Agreements
✓	Short- and Long-Term Incentives/Measures	✗	Allow Hedging/Pledging of Securities
✓	Independent Compensation Consultant
✓	Stock Ownership Guidelines
✓	Limited Perquisites
✓	Double-Trigger Change in Control Provisions
✓	Mitigate Inappropriate Risk Taking

Compensation Philosophy

Our compensation programs are structured to reinforce our strategic principles—to be a premier and progressive company with a balanced approach towards growing sales, increasing profits, bringing back guests and engaging team members. Our programs also reflect the competitive environment in which we operate and align with a pay-for-performance philosophy. More specifically we:

•	Use variable compensation plans to make up the majority of potential total compensation, placing significant amounts of compensation “at risk;”
•

Establish incentive plan payout levels that provide an opportunity for participants to earn compensation above median levels when performance goals are exceeded and our stock price increases, and significantly reduce compensation when our financial performance is below expectations or our stock price decreases;

•

Utilize both cash and equity elements with varying time horizons and financial metrics to motivate and reward sustained performance that is aligned with shareholder interests but is not tied to a single financial measure or measurement period that could result in unintended consequences;

•

Provide competitive levels of compensation to attract and retain the best qualified executive talent. Both the Committee and our Brinker leadership team strongly believe that the caliber of our overall officer team makes a significant difference in our sustained success over the long-term; and

•	Link our officers’ interests with the sustained performance of the Company by having executives satisfy stock ownership guidelines; and
•	Allow actual compensation to vary based on performance.

Structure and Role of the Compensation Committee

The Committee is comprised entirely of Independent Directors. The Board has also determined that each Committee member meets the qualifications as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Committee is responsible for aligning our compensation programs with our compensation philosophy of rewarding performance. Specifically, the Committee reviews and approves any compensation decisions regarding our key leadership group which includes our CEO and his direct executive reports and other key officers, including the Executive Officers (the “Brinker Leadership Team”) identified in this Proxy Statement (with input from the CEO). The CEO does not provide input on his own compensation. Further information about the duties of the Committee can be found in the

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Committee Charter, which is located on our website at http://brinker.com/corp_gov. To ensure the Committee is able to effectively carry out its responsibilities, it takes the following actions:

•	Retains an independent consultant (currently Pearl Meyer & Partners) (“Pearl Meyer”) to advise on executive compensation;
•

Benchmarks data, with the assistance of an independent third party, to determine competitive compensation levels based on a peer group that represents both restaurant companies and those companies with whom we compete for talent. The peer group for each officer may vary depending on the nature and scope of their individual responsibilities;

•	Approves the design and performance metrics used in our incentive plans;
•	Reviews annually detailed compensation tally sheets for the NEOs;
•	Submits recommendations on the CEO’s compensation to the full Board of Directors for approval and ratification;
•	Holds executive sessions (without our management present) at every Committee meeting; and
•	Provides recommendations on compensation-related proposals to be considered at the Company’s annual meeting to the full Board of Directors for approval.

Say-on-Pay Feedback from Shareholders

At the annual shareholder meeting in 2017, we submitted our executive compensation program for an advisory vote to you, our shareholders, and it received the support of over 98% of the total votes cast on the proposal. The Committee reviewed the results of the advisory vote while completing its annual review of each pay element and total compensation packages for our NEOs with respect to next fiscal year. As shareholder support for our current programs is strong, no changes were made based on the results of the advisory vote.

Pay for Performance

The Company’s executive compensation programs are aligned with our business initiatives and have been designed to pay commensurate with the level of performance generated. This philosophy is most evident in the mix of pay used to compensate our executives.

Our fiscal 2018 compensation packages for our CEO and other NEOs were heavily weighted towards variable compensation. The variable compensation awarded in fiscal 2018 included below target payment of an annual incentive under our short-term incentive plan, and the economic value of stock options, restricted stock units (“RSUs”), performance RSUs (at target) and one-time performance-based stock options.

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As the graphs below show, long term incentives constitute the largest portion of target total direct compensation for our CEO and other NEOs:

Roles of the Compensation Committee, Consultants and Management

The Committee is responsible for determining the compensation of the Brinker Leadership Team, including the NEOs. All compensation recommendations are reviewed and approved by the independent directors of the full Board. The Committee utilizes three sources during their evaluation process: (1) Pearl Meyer, the Board’s independent consulting firm; (2) Meridian Compensation Partners, LLC (“Meridian”); and (3) management. The Committee annually reviews the performance of all consultants. The Committee has also affirmatively determined that Pearl Meyer and Meridian are “independent” as required by the SEC and NYSE.

Pearl Meyer has been retained by and reports directly to the Committee. Pearl Meyer does not have any other consulting engagements with management. The Committee regularly asks Pearl Meyer to provide independent advice on current trends in compensation design, including compensation levels, the merits of particular forms of compensation, relative weighting of compensation elements and compensation best practices.

Meridian is also retained by the Committee and provides detailed benchmarking data based on our benchmarking peer group. Meridian does not have any other consulting engagements with management. Meridian generates an independent report that is utilized in determining compensation levels for the Brinker Leadership Team. A more detailed discussion of the benchmarking process is provided in the Benchmarking section below. Based on the benchmark data and individual performance, the CEO provides input and recommendations to the Committee in setting total compensation for the Brinker Leadership Team, excluding his own compensation. The Committee considers these data sources and applies its own independent judgment in establishing a total compensation program, comprised of base salary, short-term incentives targeted as a percentage of base pay and long-term incentives, which aligns the interests of the executives with those of our shareholders.

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Benchmarking

Meridian provides market data regarding base salary, short-term incentive targets, long-term incentive values and total compensation. The benchmarking proxy peer group is carefully selected based on criteria including restaurant and brand product industries, operating structure, location and size. We were near the median in terms of revenue size as compared to our benchmarking proxy peer group. Proxy data from our benchmarking proxy peer group was blended with data from Meridian’s database, as well as data from other restaurant companies that participate in the Chain Restaurant Total Rewards Association (CRTRA) Compensation Survey, to provide us with benchmark information that we believe accurately reflects the market in which we compete for executive talent. The following table lists the companies used in fiscal 2018 as our benchmarking proxy peer group:

Benchmarking Proxy Peer Group

BJ’s Restaurants, Inc.	The Cheesecake Factory, Inc.	Red Robin Gourmet Burgers, Inc.
Bloomin’ Brands, Inc.	Darden Restaurants, Inc.	Ruby Tuesday, Inc.
Buffalo Wild Wings, Inc.	DineEquity, Inc.	Texas Roadhouse, Inc.
CBRL Group, Inc.	McDonalds Corporation	The Wendy’s Company
Chipotle Mexican Grill, Inc.	Panera Bread Company	Yum! Brands, Inc.

Meridian’s benchmark information was used to establish ranges for total compensation (base salary + short-term cash incentives + long-term equity incentives). We strive to be competitive in the marketplace by appropriately balancing all elements of compensation (short-term versus long-term and fixed versus variable) while recognizing our performance, as well as the individual’s performance, criticality, experience, and internal equity. There is no fixed percentage which determines the mix between cash and non-cash compensation, but compensation is significantly weighted towards variable compensation (short- and long-term). The table below shows the percentage of fixed versus variable compensation elements for targeted total compensation.

Targeted Fixed Versus Variable Compensation Mix for the Named Executive Officers for Fiscal 2018

Name	Position	Fixed Compensation as a % of Target Total Compensation	Variable Compensation as a % of Target Total Compensation
Wyman T. Roberts(1)	CEO and President	15%	85%
Joseph G. Taylor	SVP, CFO	38%	62%
Kelli Valade(1)	EVP, President of Chili’s Grill & Bar	23%	77%
Steve Provost	EVP, Chief Marketing Innovations Officer	26%	74%
Richard Badgley	SVP, Chief People Officer	31%	69%

(1)

Ms. Valade resigned as Executive Vice President and President of Chili’s Grill & Bar on September 14, 2018, and Mr. Roberts was appointed President of Chili’s Grill & Bar on an interim basis on the same day.

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Fiscal 2018 Executive Compensation and Benefit Components

For the fiscal year ended June 27, 2018, the principal components of compensation and benefits for our NEOs were:

•	Base Salary
•	Short-Term Incentives
•	Long-Term Incentives
•	Retirement Benefits
•	Health and Welfare Benefits
•	Perquisites

In the sections that follow we detail how each component of compensation is evaluated. It is important to note that, while each individual component is reviewed, all decisions are made in a total compensation context.

Base Salary

Base salaries provide our executives with a level of certainty about their compensation. Annually, we review base salaries during our benchmarking process. An individual’s base salary is dependent on the size and scope of the position, his or her experience and, most importantly, his or her performance.

For fiscal 2018, our CEO received no increase to his base salary. The other NEOs received a 4% merit increase on average.

Short-Term Incentives

Our Profit Sharing Plan is a non-qualified annual incentive arrangement in which all RSC team members, including the NEOs, and certain team members who work for a particular restaurant brand (“brand team member”) participate. The plan measures both financial performance and achievement of key performance indicators (“KPIs”).

•	At target, two-thirds of the award is based on financial performance and one-third of the award is based on KPIs.
•

The financial portion of the plan measures actual Adjusted Net Income versus target Adjusted Net Income. These targets are established within the first quarter of our fiscal year by the Board and are designed to reinforce our focus on profitability and enhancement of long-term shareholder value.

•	KPIs are established during the first quarter of the fiscal year and align with our strategic goals. KPIs can include such items as project implementations, guest satisfaction or employee engagement.

For all of our NEOs, the financial performance portion of the short-term incentive is based on actual Adjusted Net Income. The maximum award that any individual can receive is 200% of his or her individual short-term incentive target, but minimum thresholds must be achieved to earn a payout. The table below details the actual short-term incentive payout versus target for the NEOs:

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Fiscal 2018 Actual Short-Term Incentive Payout versus Target

Name	Position	Short-Term Incentive Actual Payout for Fiscal 2018	Short-Term Incentive Target Payout for Fiscal 2018
Wyman T. Roberts(1)	CEO and President	$985,710	$1,100,000
Joseph G. Taylor	SVP, CFO	$206,851	$230,835
Kelli Valade(1)	EVP, President of Chili’s Grill & Bar	$339,329	$378,673
Steve Provost	EVP, Chief Marketing Innovations Officer	$283,471	$316,338
Richard Badgley	SVP, Chief People Officer	$185,074	$206,533

(1)

Ms. Valade resigned as Executive Vice President and President of Chili’s Grill & Bar on September 14, 2018, and Mr. Roberts was appointed President of Chili’s Grill & Bar on an interim basis on the same day.

Fiscal 2018 Profit Sharing Plan

Financial Measure (2/3 Weighting):

For fiscal 2018, the Committee established an Adjusted Net Income target which was consistent with our long-term goal of annual growth. The Company’s net income was calculated in accordance with generally accepted accounting principles (“GAAP”). Consistent with prior years, and as permitted under the terms of the relevant underlying plan documents, the Committee can make adjustments to the Company’s net income in order to include or exclude specified items, for example, restructuring and impairment costs, as determined by the Committee in it’s sole discretion. During 2018 the committee adjusted the target net income to neutralize the impact of a decreased corporate tax rate as a result of the Tax Cuts and Jobs Act. For 2018, the Actual Adjusted Net Income for the Profit Sharing Plan was $166.7 million compared to a target Adjusted Net Income for the Profit Sharing Plan of $168.9 million, resulting in partial (93.6%) achievement under the financial measure.

KPI Measure (1/3 Weighting):

For the Brinker Leadership Team, including the NEOs, the individual performance portion was based on two equally weighted KPIs: Cook Times and Comp Sales. The Company utilized the Cook Times metric as a KPI due to the focus at Chili’s to enable our Hot and Fast initiative to improve the guest experience. The performance goal for Cook Times achieved above target performance. However, the Brinker Leadership Team did not meet the Comp Sales goal (missing sales by approximately 2%). This performance resulted in a 81.7% achievement under the individual performance metric for the Brinker Leadership Team.

Payout:

The resulting payout for NEOs was 89.6% of target based upon the goal achievement listed above and calculated as such: (2/3 x 93.6% actual Adjusted Net Income achievement + 1/3 x 81.7% KPI achievement). The formulas used to calculate both plan and actual performance are further outlined in our Profit Sharing Plan.

Long-Term Incentives

We grant a mix of stock options, performance shares and restricted stock units to all of our officers with the belief that meeting our long-term strategic goals will increase our stock price. Target long-term incentive values are determined by the Committee by analyzing benchmark data, performance, program cost and total compensation targets. Once the target value is established, the number of

36 Brinker International • 2018 Notice & Proxy	Making People Feel Special

shares granted is based on delivering 50% of the value in performance shares, 25% of the value in stock options and 25% of the value in restricted stock units. Our equity programs give officers a stake in the potential rewards provided to shareholders as a result of officers’ efforts.

All equity-based awards, including stock options, are granted on the last Thursday of each August. The number of shares granted each year fluctuates based on our stock price and other equity unit valuation methods (Black-Scholes for stock options). However, the Committee will not grant equity compensation awards in anticipation of the release of material nonpublic information so the grant date could change if such a case should occur.

Performance Shares

To balance out the volatility of stock options while still aligning participants with shareholder interests, we also grant performance shares. We target a certain value for each performance share grant. The number of performance shares granted is determined by the stock price at the date of grant, and is calculated using the formula of (A) targeted value of performance share grant divided by (B) the stock price at grant.

Performance shares granted in fiscal 2018 will be earned based on our Compound Annual Growth Rate (“CAGR”) in Adjusted EPS as compared to a targeted growth of 8.6% over a three-year measurement period. The Company’s Adjusted EPS will be calculated in accordance with the terms of the underlying plan document, which allows the Committee to make adjustments to the Company’s EPS calculated in accordance with GAAP in order to include or exclude specified items, for example, restructuring and impairment charges. During 2018 the Committee adjusted the fiscal 2018—fiscal 2020 Performance Share Plan to neutralize the impact of a decreased corporate tax rate as a result of the Tax Cuts and Jobs Act.

The target award (which is granted near the beginning of the measurement period) is adjusted by the payout percentage which ranges from 0% to 200% (see chart below). To earn 100% of a target award, we must achieve 8.6% CAGR in Adjusted EPS over the measurement period. To determine earned shares, the number of performance shares awarded will be multiplied by the distribution percentage corresponding to the Company’s CAGR at the end of the measurement period as compared to the target CAGR of 8.6% equating to a 100% distribution. The distribution percentage is determined using linear interpolation between 0.1% CAGR up to 17.2% CAGR (Ex. 15.1% CAGR = 175% earned share distribution), as demonstrated in the table below.

Company Adjusted EPS CAGR	Payout Percentage
<=0.00%	—%
0.86%	10.00%
8.60%	100.00%
16.34%	190.00%
>=17.20%	200.00%

Earned shares are further subject to continued employment through completion of the three-year performance period and are distributed shortly thereafter. Earned shares are not subject to further vesting requirements, although they may need to be retained to meet stock ownership guidelines (see discussion below).

Prior to fiscal 2017, performance shares were earned based on Total Shareholder Return (“TSR”) compared to a select group of publicly traded restaurant companies over a three-year measurement period. The peer group was based on those companies with whom we compete for investor dollars and executive talent (these companies are also used in our executive compensation benchmarking). TSR

Making People Feel Special	Brinker International • 2018 Notice & Proxy 37

is the measurement of the appreciation in the stock price for each company, plus dividends, if any. The target award (which was granted near the beginning of the measurement period) was adjusted by the payout percentage, which ranged from 0% to 175%. To earn 100% of an award, we had to rank at least 7th in our peer group.

For the fiscal 2016—fiscal 2018 Performance Share Plan, participants earned a 20% payout.

Stock Options

Stock options are intended to motivate participants to increase our stock price as they only have value if the market price of our stock increases over the closing price of our common stock on the date of grant. The actual compensation realized from stock options is dependent on both the increase in our stock price and each participant’s decision on when to exercise. Our stock options vest 25% per year over four years and have a term of eight years. We target a certain value for each stock option grant. The number of stock options granted is determined by the option fair value at the date of grant, and is calculated using the formula of (A) targeted value of stock option grant divided by (B) the grant date fair value as determined by the Black-Scholes valuation method.

Restricted Stock Units

Restricted stock units are intended to align participants to increase our stock price while acting as a retention tool, with shares only vesting with continued employment for three years before cliff-vesting. The number of units granted is determined by the stock price at the date of grant, and is calculated using the formula of (A) the targeted value of the restricted stock unit grant divided by (B) the stock price at grant.

Career Equity

Career Equity was a restricted stock unit program that worked as a retention device since the shares only vest upon retirement (detailed information concerning our retirement provisions can be found below in the paragraph titled Retirement Definitions and Payouts). The program was discontinued after fiscal 2016, but some NEOs still have outstanding unvested restricted stock units related to this program.

Retention and Other One-Time Equity Grants

Retention Awards are grants of restricted stock units designed as a retention tool, with shares only vesting with continued employment for either three- or five-year cliff-vesting horizons. The number of units granted is determined by the stock price at the date of grant, and is calculated using the formula of (A) the targeted value of the restricted stock unit grant divided by (B) the stock price at grant.

Executive Special Equity Awards (the “Performance-Based Options”) were approved by the Committee to incentivize a select group including the CEO and two NEOs to continue leading the Company during a transformative period in the industry and to further align their compensation with Company performance and increases in shareholder value. All or a portion of the Performance-Based Options may vest in accordance with the following terms and conditions, subject to continued employment through the applicable vesting date:

(i) One-half of the Performance-Based Options will vest at the end of the 2021 fiscal year of the Company if the Company achieves EPS (as defined in the Performance-Based Options Award Agreement) equal to or greater than the original target of $4.40 (the “2021 EPS Performance Condition”) for the Company’s 2021 fiscal year. Subsequent to the grant the Committee adjusted the 2021 EPS Performance Condition to neutralize the impact of a decreased corporate tax rate related to the Tax Cut and Jobs Act. The new target requires achieving EPS equal to or greater than $4.86.

38 Brinker International • 2018 Notice & Proxy	Making People Feel Special

(ii) One-half of the Performance-Based Options will vest at the end of the 2022 fiscal year of the Company if the Company achieves the original target of EPS equal to or greater than $5.00 for the Company’s 2022 fiscal year (the “2022 EPS Performance Condition”). In the event that the 2021 EPS Performance Condition is not met in the Company’s 2021 fiscal year, then all of the Performance-Based Options will vest at the end of the 2022 fiscal year of the Company if the 2022 EPS Performance Condition is satisfied during the Company’s 2022 fiscal year. Subsequent to the grant the Committee adjusted the 2022 EPS Performance Condition to neutralize the impact of a decreased corporate tax rate related to the Tax Cut and Jobs Act. The new target requires achieving EPS equal to or greater than $5.54.

The Performance-Based Options have an exercise period of eight years from the date of grant. The Performance-Based Options award also provides for the acceleration of the Performance-Based Options following certain specified terminations of employment, including in connection with a change of control, death and disability. The Performance-Based Options do not allow for acceleration of vesting for early or normal retirement.

The Committee approved a one-time grant of 100 restricted stock units each as compensation for the CEO and NEOs to sign a non-compete agreement. The shares only vest with continued employment for three years before cliff-vesting.

Equity Compensation Plan Information

The following table summarizes, as of June 27, 2018, the equity compensation plans under which we may issue shares of stock to our officers and team members under the Stock Option and Incentive Plan (“1998 Plan”) and to directors under the 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants (“1999 Plan”):

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(#)		($)(1)	(#)
Equity compensation plans approved by security holders	3,157,796	(2)	39.60	2,523,109	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	3,157,796		39.60	2,523,109

(1)	The amounts shown in this column relate only to options exercisable for common shares.
(2)	The amount shown includes 1,001,812 shares issuable in respect of restricted stock units and performance shares.
(3)	The amount shown includes 2,352,020 shares available for issuance under the 1998 Plan and 171,089 shares available for issuance under the 1999 Plan.

Stock Ownership Guidelines

We have stock ownership guidelines for our Board of Directors and our senior vice presidents and above, including the NEOs. Stock ownership aligns the interests of these officers and directors with shareholders and promotes good corporate citizenship. Guidelines are reviewed annually by the Board of Directors, including a comparison of market prevalence and guideline designs.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 39

The guidelines for all senior vice presidents and above, including all of our NEOs, define stock ownership to include the value of any shares currently owned; vested, in-the-money stock options (which are valued based on the “in the money” value of the stock option); the value of any unvested restricted stock or restricted stock units; and the value of one-third of any unvested performance shares. We include the value of one-third of the unvested performance shares because on average it is expected that at least one-third of the shares will vest over multiple performance cycles.

The guidelines for our Board of Directors define stock ownership to include the value of any shares currently owned and the value of unvested restricted stock or restricted stock units.

The guidelines are based on a multiple of base salary (annual retainer in the case of the Board) which is used to calculate the desired value of holdings by position and are as follows:

Stock Ownership Guidelines

Position	Multiplier
Board Member	5X
CEO	6X
EVP or Brand President	4X
SVP	3X

Officers, including the NEOs subject to the guidelines, have five years to accumulate the necessary shares. The five-year period begins on the date the officer is promoted to the applicable position. If, however, such officer was not previously an employee of the Company, then the officer will be provided six years to meet the guideline. Should any of these officers be below the guidelines after being in the program for five years (or six, as applicable), they may receive half of any short-term incentives in shares until the guidelines are met. Directors have four years to accumulate the necessary shares. Currently, all officers and directors are in compliance with the guidelines or have additional time to meet the guidelines pursuant to the standards described in this paragraph.

The Company has a written insider trading policy that, among other things, prohibits its directors, officers and employees from engaging in short-sale transactions of Company securities, pledging Company securities, placing Company securities in margin accounts, or engaging in hedging transactions, including trading in any derivative security relating to Company securities. You may obtain a copy of the policy in the Corporate Governance section of our website (http://brinker.com/corp_gov).

Retirement Benefits

Savings Plans

Our 401(k) Plan and Deferred Income Plan (“Deferred Plan”) are designed to provide the Company’s team members with a competitive tax-deferred long-term savings vehicle. The 401(k) Plan is a qualified 401(k) Plan and the Deferred Plan is a non-qualified deferred compensation plan.

401(k) Plan

All of our team members, including those who may be classified as highly compensated by the IRS, who have attained the age of 21 and completed both one year and 1,000 hours of service with the Company are eligible to participate in the 401(k) Plan. We will match 100% of each participant’s contribution for the first 3% of the participant’s base salary and bonus and 50% for the next 2% of the participant’s base salary and bonus up to the IRS limits. All Company contributions vest immediately.

Deferred Plan

The Deferred Plan is a non-qualified deferred compensation plan for all of our officers, including the NEOs. None of our NEOs currently participate in the Deferred Plan.

40 Brinker International • 2018 Notice & Proxy	Making People Feel Special

Retiree Medical Benefits

Select officers, including the NEOs, are eligible to receive retiree medical insurance from us if they meet our definition of retirement (described below in the section entitled Retirement Definitions and Payouts). This fully insured policy is paid for by both the retiree and the Company. The cost split between the retiree and the Company mimics that of the cost split for our active employees and their medical benefits. Currently, that percentage is approximately 70% of the cost paid by the Company and 30% of the cost paid by the participant. Participants are eligible to receive this coverage until age 65.

Health and Welfare Benefits

All of our salaried employees are eligible for health and welfare benefits, including the NEOs. Our salaried employees, including the NEOs, also receive term life insurance, short-term disability and long-term disability. The level of Company-provided coverage for the senior vice presidents and above, including the NEOs, is at a higher rate than other employees for some Company-provided benefits. We have provided detailed information in the chart below for the NEOs.

Company-Paid Benefits for the Named Executive Officers

	Life Insurance	AD&D Insurance	Long-Term Disability	Long-Term Care
Benefit	Up to 4× Salary, max. $3.5M benefit	2× Salary up to $1M	70% Wage Replacement up to $30K per month	$201 daily benefit amount

Perquisites

We provide our officers, including the NEOs, with perquisites that are generally intended to promote their well-being and efficiency. The Committee reviews the perquisites during our annual benchmarking process for reasonableness and consistency with competitive practice. We currently provide our officers (including the NEOs, with the exception of the CEO) with the following perquisites:

•	Car allowance
•	Financial planning allowance
•	Dining card
•	Annual executive physical
•	Mobile communication allowance
•	Health club reimbursement

The CEO receives only a dining card, an annual executive physical and a mobile communication allowance.

We do not own or lease any aircraft for the benefit of management. Providing perquisites separately and not rolling them into base salary ensures those dollars are not included in our calculations for benefits such as life insurance, or other programs that use base salary in their calculation such as the Profit Sharing Plan and our 401(k) Plan.

Fiscal 2019 Considerations

Consistent with prior years, the Committee recently conducted a detailed review of our compensation programs and benefits in comparison to our operating climate and the market as a whole. The Committee determined that we had an appropriate mix of compensation and benefits in place (cash, short-term incentives, stock awards, perquisites, and retirement plans).

Making People Feel Special	Brinker International • 2018 Notice & Proxy 41

Tax Implications

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. The deductibility of some types of compensation for the CEO and other NEOs depends upon the timing of the vesting or exercise of previously granted rights. Prior to the 2017 Tax Cuts and Jobs Act, compensation that satisfied conditions set forth under Section 162(m) of the Internal Revenue Code to qualify as “performance-based compensation” was not subject to a $1 million limit on deductibility, and the limit did not apply to compensation paid to the Chief Financial Officer (“CFO”). The 2017 Tax Cuts and Jobs Act eliminates the performance-based compensation exception and additionally applies the limit to the CFO and certain former executive officers. However, it provides a transition rule with respect to remuneration which is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not materially modified after that date. With the elimination of the exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our CEO, CFO and our other NEOs covered by the new tax law, other than previously granted awards that comply with the transition rules. We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for “performance-based compensation,” the Committee intends to maintain its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.

Administration of Compensation Program

The Committee’s administration of the executive compensation program is in accordance with the principles outlined at the beginning of this Compensation Discussion and Analysis. The Committee believes that our compensation programs provide the necessary incentives and flexibility to promote our performance-based compensation philosophy while being consistent with our objectives. Our financial performance supports the compensation practices employed during the past year. No member of the Committee serves or previously served as an employee or officer of the Company.

Recoupment Provisions

Our individual plan documents and our grant agreements contain language stating that if the Board of Directors determines any fraud, negligence or intentional misconduct by an officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or Committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Further, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 36 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during those 36 months.

Consideration of Prior Amounts Realized

In furtherance of the Company’s philosophy of rewarding executives for future superior performance, prior stock compensation gains (or the lack thereof) are not considered in setting future compensation levels.

42 Brinker International • 2018 Notice & Proxy	Making People Feel Special

REPORT OF THE COMPENSATION COMMITTEE

The Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

GEORGE R. MRKONIC (Chair)

MICHAEL GEORGE

WILLIAM GILES

JOSE LUIS PRADO

Compensation Policies and Practices As They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all team members, including officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the Company has appropriate safeguards in place with respect to the compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our officers and team members. These safeguards include: managing pay opportunities to market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term shareholder value creation; issuing equity awards that vest over multi-year time horizons; capping cash incentive plan payments; maintaining stock ownership guidelines for our executive officers; and no employment agreements. Furthermore, the Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles and pay opportunity levels.

In fiscal 2018, the Committee reviewed the concept of risk as it relates to our compensation programs and determined that our programs do not encourage excessive or inappropriate risk. In reaching this conclusion, the Committee noted that long term incentives are predominately equity-based and tied to shareholder returns, market comparisons are used, ownership guidelines are applied, and the majority of variable pay is tied to Company performance.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 43

FISCAL 2018 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(5)	Total ($)
Wyman T. Roberts(4)	2018	1,000,000	—	2,553,223	2,221,460	(6)	985,710	58,336	6,818,729	(6)
CEO & President	2017	1,000,000	—	1,699,986	1,700,002		638,235	64,095	5,102,318
	2016	1,030,000	—	2,239,190	1,171,996		120,155	67,161	4,628,502

Joseph G. Taylor	2018	402,941	65,000	340,693	112,227		206,851	31,464	1,159,176
SVP & CFO	2017	282,720	—	58,785	58,797		57,818	15,341	473,461
	2016	284,819	—	80,901	36,994		16,614	17,699	437,027

Kelli Valade(4)	2018	540,962	—	528,200	869,077		339,329	47,332	2,324,900
EVP & President	2017	498,821	—	349,994	349,996		204,023	56,713	1,459,547
Chili’s Grill & Bar	2016	410,688	—	376,753	169,998		27,376	44,175	1,028,990

Steve Provost	2018	486,674	—	411,968	598,921		283,471	60,863	1,841,897
EVP & CMO	2017	459,151	—	872,461	272,497		174,383	57,054	1,835,546
Chili’s Grill & Bar	2016	457,745	—	976,744	169,998		33,056	56,619	1,694,162

Richard Badgley	2018	344,221	—	490,674	62,346		185,074	36,615	1,118,930
SVP & CPO	2017	315,673	125,000	124,959	124,996		110,669	32,135	833,432

(1)	The amounts shown represent all salary received during fiscal 2018. Our salaries are paid on a bi-weekly basis.
(2)

The amounts shown represent the fair market value at grant date of equity granted to the NEOs in fiscal 2018 as determined pursuant to ASC Topic 718. These amounts do not include any reduction in the value for the possibility of forfeiture. These amounts include grant date fair values for the fiscal 2018 performance shares at target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential value of these performance shares is 200% of target. For fiscal 2018, Mr. Roberts’ target grant date fair value is $1,699,991 and the maximum value would be $3,399,983, Mr. Taylor’s target grant date fair value is $224,971 and the maximum value would be $449,943, Ms. Valade’s target grant date fair value is $349,976 and the maximum value would be $699,952, Mr. Provost’s target grant date fair value is $272,488 and the maximum value would be $544,976, Mr. Badgley’s target grant date fair value is $124,974 and maximum value would be $249,947.

(3)

The amounts shown were earned under our fiscal 2018 Profit Sharing Plan. Details about the plan can be found in the Compensation Discussion and Analysis under the section titled Short-Term Incentives of this Proxy Statement.

(4)

Ms. Valade resigned as Executive Vice President and President of Chili’s Grill & Bar on September 14, 2018, and Mr. Roberts was appointed President of Chili’s Grill & Bar on an interim basis on the same day. All of Ms. Valade’s unvested stock and option awards were forfeited upon her resignation.

(5)

The amounts shown in this column reflect the value of benefits and perquisites provided to the NEOs during the year. These include: car allowance, dining discount, financial planning, health club reimbursement, annual executive physical, mobile communication allowance, life insurance, executive retiree medical insurance, long-term care insurance, and company matching contributions to the qualified 401(k) plan, which are listed in the following table:

	All Other Compensation Included in the Summary Compensation Table for Fiscal 2018
Name	Company Matching Contributions to the Qualified 401(k) Savings Plan ($)	Car Allowance ($)	Company Provided Life, Retiree Medical, and Long Term Care Insurance Premiums ($)(b)	Other Compensation ($)(c)	Total All Other Compensation ($)
Wyman T. Roberts(a)	11,000	—	39,269	8,067	58,336
Joseph G. Taylor	—	8,215	17,737	5,512	31,464
Kelli Valade	11,337	9,600	11,711	14,684	47,332
Steve Provost	11,247	9,600	30,123	9,893	60,863
Richard Badgley	—	8,400	12,770	15,445	36,615

(a)	Mr. Roberts’ “Other Compensation” only includes amounts for an annual executive physical, mobile communication allowance and dining discount.
(b)	Represents benefit premiums paid to a third party for Company-provided life insurance, executive retiree medical insurance and long-term care insurance.
(c)

Represents other compensation for value of perquisites and benefits paid directly to or on the NEOs’ behalf for financial planning, annual executive physical, health club reimbursement, mobile communication allowance and dining discount.

(6)

On August 31, 2017, the Company granted 203,347 stock options to Mr. Roberts as part of his annual compensation, and 500,000 Performance-Based Options as an Executive Special Equity Award. Pursuant to the Plan, the maximum number of options that may be granted to an individual in a fiscal year is 500,000. Collectively, these grants exceeded this limit. The Company has therefore determined, and Mr. Roberts has acknowledged, that 203,347 of the Performance-Based Options

44 Brinker International • 2018 Notice & Proxy	Making People Feel Special

(“Excess Options”) are null and void. The Committee, assisted by its independent compensation consultant, has reaffirmed in its business judgment that the Excess Options were an integral part of Mr. Roberts’ compensation and were aligned with the interests of the Company’s shareholders. Therefore, in order to satisfy the original intent with respect to Mr. Roberts’ compensation, the Committee intends to grant Mr. Roberts appropriate equity incentive compensation awards at similar or comparable levels to the value of the Excess Options, taking into account the interests of the Company’s shareholders and all relevant factors.

Fiscal 2018 Grants of Plan-Based Awards Table

(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Wyman T. Roberts(7)
Restricted Stock Units	8/31/2017										27,226			849,996
Restricted Stock Units(2)	9/21/2017										100			3,236
Performance Shares(3)	8/31/2017				545		54,452		108,904					1,699,991
Stock Options	8/31/2017											203,347	31.22	847,957
Performance-Based Options(4)	8/31/2017				148,326	(8)	296,653	(8)	296,653	(8)			31.22	1,373,503	(8)
Profit Sharing	N/A	11,000	1,100,000	2,200,000

Joseph G. Taylor
Restricted Stock Units	8/31/2017										3,603			112,486
Restricted Stock Units(2)	9/21/2017										100			3,236
Performance Shares(3)	8/31/2017				72		7,206		14,412					224,971
Stock Options	8/31/2017											26,913	31.22	112,227
Profit Sharing	N/A	2,308	230,835	461,670

Kelli Valade(7)
Restricted Stock Units	8/31/2017										5,605			174,988
Restricted Stock Units(2)	9/21/2017										100			3,236
Performance Shares(3)	8/31/2017				112		11,210		22,420					349,976
Stock Options	8/31/2017											41,865	31.22	174,577
Performance-Based Options(4)	8/31/2017				75,000		150,000		150,000				31.22	694,500
Profit Sharing	N/A	3,787	378,673	757,346

Steve Provost
Restricted Stock Units	8/31/2017										4,364			136,244
Restricted Stock Units(2)	9/21/2017										100			3,236
Performance Shares(3)	8/31/2017				87		8,728		17,456					272,488
Stock Options	8/31/2017											32,595	31.22	135,921
Performance-Based Options(4)	8/31/2017				50,000		100,000		100,000				31.22	463,000
Profit Sharing	N/A	3,163	316,338	632,676

Richard Badgley
Restricted Stock Units	8/31/2017										2,001			62,471
Restricted Stock Units(2)	9/21/2017										100			3,236
Performance Shares(3)	8/31/2017				40		4,003		8,006					124,974
Restricted Stock Units(5)	8/31/2017										9,609			299,993
Stock Options	8/31/2017											14,951	31.22	62,346
Profit Sharing	N/A	2,065	206,533	413,066

Making People Feel Special	Brinker International • 2018 Notice & Proxy 45

(1)

The amounts shown in column (c) reflect the minimum payment level under the Company’s Profit Sharing Plan. The minimum award level is 1% of target (d) and the maximum award (e) is 200% of target (d). Threshold is represented with minimum payout of plan, but zero payout is possible if threshold performance measures are not met.

(2)

These restricted stock units were granted to NEOs as compensation for signing a non-compete agreement as detailed in the Compensation Discussion and Analysis under the section titled Retention and Other One-Time Grants of this Proxy Statement.

(3)

These performance shares are detailed in the Compensation Discussion and Analysis under the section titled Long-Term Incentives of this Proxy Statement. The amounts in columns (f)–(h) reflect the range of payouts under the plan. The August 31, 2017 date reflects the date the target awards were established for the performance shares. The actual award will not be earned until the end of fiscal 2020. Threshold is represented with minimum payout of plan, but zero payout is possible if threshold performance measures are not met.

(4)

These Performance-Based Options are detailed in the Compensation Discussion and Analysis under the section titled Retention and Other One-Time Grants of this Proxy Statement. The amounts in columns (f)-(h) reflect the range of payouts under the plan. The actual award will not be earned until the end of fiscal 2021 or fiscal 2022. Threshold is represented with minimum payout of plan, but zero payout is possible if threshold performance measures are not met.

(5)

These restricted stock units represent a Retention Award as detailed in the Compensation Discussion and Analysis under the section titled Retention and Other One-Time Grants of this Proxy Statement. These shares vest after three years of continuous employment.

(6)	The amounts shown represent the fair market value at grant date for financial reporting purposes in fiscal 2018 of stock awards as determined pursuant to ASC Topic 718.
(7)

Ms. Valade resigned as Executive Vice President and President of Chili’s Grill & Bar on September 14, 2018, and Mr. Roberts was appointed President of Chili’s Grill & Bar on an interim basis on the same day. All of Ms. Valade’s unvested stock and option awards were forfeited upon her resignation.

(8)

On August 31, 2017, the Company granted 203,347 stock options to Mr. Roberts as part of his annual compensation, and 500,000 Performance-Based Options as an Executive Special Equity Award. Pursuant to the Plan, the maximum number of options that may be granted to an individual in a fiscal year is 500,000. Collectively, these grants exceeded this limit. The Company has therefore determined, and Mr. Roberts has acknowledged, that 203,347 of the Performance-Based Options (“Excess Options”) are null and void. The Committee, assisted by its independent compensation consultant, has reaffirmed in its business judgment that the Excess Options were an integral part of Mr. Roberts’ compensation and were aligned with the interests of the Company’s shareholders. Therefore, in order to satisfy the original intent with respect to Mr. Roberts’ compensation, the Committee intends to grant Mr. Roberts appropriate equity incentive compensation awards at similar or comparable levels to the value of the Excess Options, taking into account the interests of the Company’s shareholders and all relevant factors.

46 Brinker International • 2018 Notice & Proxy	Making People Feel Special

Fiscal 2018 Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Wyman T. Roberts(9)(10)			296,653	(4)	31.22	8/31/2025	100	(5)	4,960	54,452	2,700,819
		203,347			31.22	8/31/2025	27,226	(6)	1,350,410	31,290	1,551,984
	44,041	132,125			54.33	8/25/2024	3,231	(7)	160,258	46,190	2,291,024
	52,368	52,368			54.15	8/27/2023	2,642	(7)	131,043
	59,972	19,991			49.04	8/28/2022	2,649	(7)	131,390
	49,605				40.76	8/29/2021	5,695	(7)	282,472
	50,000				31.97	1/2/2021	6,565	(7)	325,624
	15,750				34.82	8/30/2020	1,500	(7)	74,400
	20,000				21.79	8/25/2019	2,000	(7)	99,200
							2,000	(7)	99,200
							2,000	(7)	99,200
							1,500	(7)	74,400

Joseph G. Taylor		26,913			31.22	8/31/2025	100	(5)	4,960	7,206	357,418
	1,523	4,570			54.33	8/25/2024	3,603	(6)	178,709	1,082	53,667
	1,653	1,653			54.15	8/27/2023	195	(7)	9,672	1,574	78,070
	2,385	796			49.04	8/28/2022	216	(7)	10,714
	2,368				40.76	8/29/2021	260	(7)	12,896
	2,625				34.82	8/30/2020	350	(7)	17,360
	1,000				21.79	8/25/2019	400	(7)	19,840
							800	(7)	39,680
							800	(7)	39,680
							800	(7)	39,680
							500	(7)	24,800

Kelli Valade (9)			150,000	(4)	31.22	8/31/2025	100	(5)	4,960	11,210	556,016
		41,865			31.22	8/31/2025	5,605	(6)	278,008	6,442	319,523
	9,067	27,202			54.33	8/25/2024	923	(7)	45,781	7,312	362,675
	7,596	7,596			54.15	8/27/2023	611	(7)	30,306
	4,513	1,505			49.04	8/28/2022	736	(7)	36,506
	4,480				40.76	8/29/2021	19,240	(8)	954,304
	6,250				34.82	8/30/2020	6,413	(7)	318,085
	6,000				21.79	8/25/2019	1,250	(7)	62,000
							800	(7)	39,680
							1,500	(7)	74,400
							1,500	(7)	74,400
							1,500	(7)	74,400
							500	(7)	24,800

Steve Provost			100,000	(4)	31.22	8/31/2025	100	(5)	4,960	8,728	432,909
		32,595			31.22	8/31/2025	4,364	(6)	216,454	5,015	248,744
	7,059	21,179			54.33	8/25/2024	13,658	(8)	677,437	7,312	362,675
	7,596	7,596			54.15	8/27/2023	923	(7)	45,781
	10,962	3,654			49.04	8/28/2022	1,733	(7)	85,957
	10,881				40.76	8/29/2021	2,085	(7)	103,416
	11,375				34.82	8/30/2020	5,470	(7)	271,312
	16,500				21.79	8/25/2019	1,250	(7)	62,000
							2,000	(7)	99,200
							1,500	(7)	74,400
							1,000	(7)	49,600

Richard Badgley		14,951			31.22	8/31/2025	100	(5)	4,960	4,003	198,549
	3,238	9,715			54.33	8/25/2024	2,001	(6)	99,250	2,300	114,080
							9,609	(8)	476,606

Making People Feel Special	Brinker International • 2018 Notice & Proxy 47

(1)	Unvested options vest 25% per year for four years on each anniversary of the grant date and have an eight-year term. Each option was granted eight years prior to the expiration date.
(2)	Restricted stock and restricted stock units are valued at the closing price of the Company’s common stock as of the end of our fiscal year ended June 27, 2018.
(3)

The grants in this column for all the NEOs reflect target awards under the fiscal 2018—fiscal 2020, fiscal 2017—fiscal 2019 and fiscal 2016—fiscal 2018 Performance Share Plan, respectively. The fiscal 2016—fiscal 2018 award paid out on August 16, 2018 at 20% of target. Mr. Roberts received 9,238 shares rather than the 46,190 shares listed, Mr. Taylor received 315 shares rather than the 1,574 shares listed, Ms. Valade received 1,462 shares rather than the 7,312 shares listed and Mr. Provost received 1,462 shares rather than the 7,312 shares listed.

(4)	These Performance-Based Options are detailed in the Compensation Discussion and Analysis under the section titled Retention and Other One-Time Grants of this Proxy Statement.
(5)	These restricted stock units were granted to NEOs as compensation for signing a non-compete agreement.
(6)	These restricted stock units were granted to NEOs as part of their annual equity award and vest after three years.
(7)

These restricted stock units were granted to NEOs under the Career Equity program as detailed in the Compensation Discussion and Analysis under the section titled Long-term Incentives of this Proxy Statement.

(8)

These restricted stock units are retention grants as detailed in the Compensation Discussion and Analysis under the section titled Retention and Other One-Time Grants of this Proxy Statement. For Mr. Provost and Mr. Badgley, these grants vest after three years. For Ms. Valade, this grant vests after five years.

(9)

Ms. Valade resigned as Executive Vice President and President of Chili’s Grill & Bar on September 14, 2018, and Mr. Roberts was appointed President of Chili’s Grill & Bar on an interim basis on the same day. All of Ms. Valade’s unvested stock and option awards were forfeited upon her resignation.

(10)

On August 31, 2017, the Company granted 203,347 stock options to Mr. Roberts as part of his annual compensation, and 500,000 Performance-Based Options as an Executive Special Equity Award. Pursuant to the Plan, the maximum number of options that may be granted to an individual in a fiscal year is 500,000. Collectively, these grants exceeded this limit. The Company has therefore determined, and Mr. Roberts has acknowledged, that 203,347 of the Performance-Based Options (“Excess Options”) are null and void. The Committee, assisted by its independent compensation consultant, has reaffirmed in its business judgment that the Excess Options were an integral part of Mr. Roberts’ compensation and were aligned with the interests of the Company’s shareholders. Therefore, in order to satisfy the original intent with respect to Mr. Roberts’ compensation, the Committee intends to grant Mr. Roberts appropriate equity incentive compensation awards at similar or comparable levels to the value of the Excess Options, taking into account the interests of the Company’s shareholders and all relevant factors.

48 Brinker International • 2018 Notice & Proxy	Making People Feel Special

FISCAL 2018 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Wyman T. Roberts(4)	40,000	887,138	—	—
Joseph G. Taylor	—	—	—	—
Kelli Valade(4)	10,000	337,326	—	—
Steve Provost	10,000	334,413	10,237	526,387
Richard Badgley	—	—	—	—

(1)	Reflects the difference between the market price of our common stock at the date and time of exercise and the exercise price of the option.
(2)	Reflects the vesting of Mr. Provost’s fiscal 2016 one-time retention grant.
(3)	The value realized is based upon the fair market value of our common stock on the date of vesting multiplied by the number of shares/units which vested.
(4)

Ms. Valade resigned as Executive Vice President and President of Chili’s Grill & Bar on September 14, 2018, and Mr. Roberts was appointed President of Chili’s Grill & Bar on an interim basis on the same day.

Non-Qualified Deferred Compensation Plan

None of our NEOs participate in a non-qualified compensation plan.

Company Sponsored Pension Plan

The Company does not sponsor a pension plan.

Retirement Definitions and Payouts

For those executives who remain with us for their career, we want to ensure they are able to benefit from their contributions to our long-term success. Therefore, we have defined retirement provisions that allow for post-employment benefits. Early retirement is defined as age plus years of service equals 70, with a minimum age of 55. Normal retirement is defined as age plus years of service equals 70, with a minimum age of 60; or age 65 (regardless of service). This definition is applied to all of our equity programs (except for Retention and other one-time equity grants), our retiree medical program, and our Profit Sharing plan. Listed below are our equity programs and their treatment under early and normal retirement:

	Early Retirement	Normal Retirement
Stock Options	Unvested options accelerated and remain exercisable for the shorter of 12 months or the expiration date	Unvested options accelerated and remain exercisable for the shorter of 36 months or the expiration date

Performance-Based Options	Unvested options are forfeited	Unvested options are forfeited

Performance Shares	Pro-rated and paid at the end of the measurement period based on actual results	The full award is paid at the end of the measurement period based on actual results

Restricted Stock Units	Pro-rated and paid upon retirement	The full award is paid upon retirement

CEO Severance and Change in Control Agreement

During fiscal 2017, we entered into the CEO Severance and Change in Control Agreement (the “CEO CIC Agreement”) to provide for severance pay in the event of (A) a termination without Cause prior to

Making People Feel Special	Brinker International • 2018 Notice & Proxy 49

or more than two years following a change in control, or (B) a termination without Cause or resignation for Good Reason within two years following a change in control. “Cause” and “Good Reason” are defined in the CEO CIC Agreement. Under the CEO CIC Agreement, the CEO will be entitled to receive:

•

payment of: (i) 24 months of base salary (in the event of a termination without Cause prior to or more than two years following a change in control) or 36 months of base salary (in the event of a termination without Cause or resignation for Good Reason within two years following a change in control) plus (ii) an amount equal to the CEO’s target bonus for the year of termination under the applicable Company Profit Sharing Plan; and

•	continued payment by the Company of the CEO’s health insurance coverage premiums for 18 months following the CEO’s termination.

Payments under the CEO CIC Agreement are conditioned on the CEO abiding by certain restrictive covenants and executing a separation agreement and release in a form satisfactory to the Company. The treatment of the CEO’s outstanding equity awards upon termination is determined in accordance with the applicable equity plan documents.

NEO Change in Control Severance Agreements and Severance Plan

During fiscal 2017 and early fiscal 2018, we entered into NEO Change in Control Severance Agreements (the “NEO CIC Agreements”) with each of Ms. Valade, Mr. Provost, Mr. Taylor and Mr. Badgley, and adopted the Executive Severance Benefits Plan (“Severance Plan”) for eligible executive employees of the Company (capitalized terms used below are defined in the NEO CIC Agreements and Severance Plan, as applicable). The Severance Plan provides certain benefits to Company executive officers who (i) are at the level of senior vice president or higher and are part of the Brinker Leadership Team of the Company (other than the CEO), (ii) have entered into a change in control severance agreement with the Company and (iii) are designated by the Committee to participate in the plan.

Pursuant to the NEO CIC Agreements, in the event that the NEO is terminated without Cause prior to or more than two years following a change in control, the NEO will be entitled to receive the following severance under the Severance Plan:

•	18 months of the NEO’s then current base salary;
•

annual bonus for the year of termination that the NEO would have been eligible to earn under the applicable Company Profit Sharing Plan based on the actual Company performance if the NEO had remained employed; and

•

continued payment by the Company of the NEO’s health insurance coverage premiums for 18 months following the NEO’s termination date to the same extent that the Company paid for such coverage immediately prior to the date of termination (the “COBRA Subsidy”).

Under the NEO CIC Agreements, in the event that the NEO is terminated without Cause or resigns for Good Reason (as defined in the agreement), in each case within two years following a change in control, the NEO will be entitled to receive, in lieu of any severance benefits under the Severance Plan:

•	(i) 24 months of the NEO’s then current base salary, and (ii) an amount equal to the NEO’s target bonus for the year of termination under the applicable Company Profit Sharing Plan; and
•	the COBRA Subsidy.

Payments under the NEO CIC Agreements and the Severance Plan are conditioned on the NEO abiding by certain restrictive covenants and executing a separation agreement and release in a form satisfactory to the Company. In the event of any termination or resignation as described in this section, the treatment of the NEO’s outstanding equity awards will be determined in accordance with the applicable equity plan documents.

50 Brinker International • 2018 Notice & Proxy	Making People Feel Special

Equity and Other Incentive Awards

Beginning with awards granted in fiscal 2017, we removed single-trigger provisions that would result in the automatic full vesting of awards upon a change in control. The provisions were refined as detailed below with respect to awards granted to the NEOs in fiscal 2018 and beyond:

Restricted Stock Units, Stock Options, and Performance-Based Stock Options:

•

Outstanding awards of restricted stock units, stock options, and performance-based stock options do not become fully vested upon a change in control (as defined in the applicable award agreement) unless the awards are not assumed or replaced with comparable awards by the acquiring entity or cease to remain outstanding immediately following the change in control. If a participating NEO is terminated without Cause within 24 months following a change in control or terminates for Good Reason within 24 months following a change in control, all outstanding restricted stock units, stock options and performance-based stock options become fully vested (and, in the case of stock options and performance-based options, exercisable) upon such termination.

Performance Share Plan:

•

Performance share awards under our fiscal 2018 Performance Share Plan do not vest upon a change in control (as defined in the plan) unless the awards are not assumed or replaced with comparable awards by the acquiring entity in such a change in control, or cease to remain outstanding immediately following the change in control. Otherwise, upon a change in control, the applicable measurement period (but not the performance period) will end and the performance calculations will be modified to account for the shortened measurement period. A participating NEO must remain employed through the end of the performance period to earn such award, unless the NEO is terminated without Cause or terminates for Good Reason following the change in control, in which case the NEO will fully vest upon termination in the number of achieved shares determined based on performance through the change in control date.

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of June 27, 2018, and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 51

FISCAL 2018 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

WYMAN T. ROBERTS(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	2,000,000	—	3,000,000	—	—
Profit Sharing(3)	985,710	985,710	1,100,000	—	1,100,000	985,710	985,710
Equity Compensation(5)
Stock Options	3,748,713	3,748,713	3,748,713	—	9,201,195	7,249,562	7,249,562
Performance Shares(6)	2,393,134	2,393,134	2,393,134	—	4,711,008	4,711,008	4,711,008
Restricted Stock	1,809,363	1,809,363	1,809,363	—	2,832,557	2,832,557	2,832,557
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	3,500,000
Disability Insurance(9)	—	—	—	—	—	986,667	—
Accrued Vacation	—	—	—	—	—	—	—
Total	8,936,920	8,936,920	11,051,210	—	20,844,760	16,765,504	19,278,837

(1)	Mr. Roberts is eligible for early retirement as of the last day of the fiscal year. It is assumed under any of the scenarios listed (excluding death or disability) he would retire from the company.
(2)

Severance payments shown are based on Mr. Roberts’ CEO CIC Agreement. His agreement provides for 24 months of severance upon a termination without cause or 36 months of severance upon a termination related to a change in control.

(3)

The profit sharing award shown was earned for fiscal 2018, but is unpaid as of the last day of the fiscal year. Mr. Roberts’ agreement states that no less than a target award will be paid in the event of a termination with change in control or termination without cause.

(4)

In this scenario Mr. Roberts is able to retain his fiscal 2015, 2016, 2017 and 2018 option awards, a pro-rata portion of his performance share awards, a pro-rata portion of his restricted stock units and a pro-rata portion of his career equity awards. Mr. Roberts is only able to retain the fiscal 2018 one-time performance-based option award under the change in control, disability and death scenarios.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Roberts’ equity awards, please see the Fiscal 2018 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under all of the scenarios listed, the fiscal 2016 performance shares reflect a payout of 20% and a target payout for fiscal 2017 and 2018 awards.
(7)

Under our death and disability provisions, Mr. Roberts is able to retain all of his fiscal 2015, 2016, 2017 and 2018 option awards, performance share awards, restricted stock units and career equity awards. Mr. Roberts is only able to retain a pro-rata portion of the fiscal 2018 one-time performance-based option award.

(8)	The Company provides term life insurance for Mr. Roberts at four times base salary with a maximum benefit of $3,500,000.
(9)	Amount shown assumes that Mr. Roberts would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

52 Brinker International • 2018 Notice & Proxy	Making People Feel Special

FISCAL 2018 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

JOSEPH G. TAYLOR(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	637,500	—	850,000	—	—
Profit Sharing(3)	206,851	206,851	206,851	—	230,835	206,851	206,851
Equity Compensation (5)
Stock Options	495,107	495,107	495,107	—	495,107	495,107	495,107
Performance Shares(6)	170,531	170,531	170,531	—	426,699	426,699	426,699
Restricted Stock	258,913	258,913	258,913	—	397,990	397,990	397,990
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	1,275,000
Disability Insurance(9)	—	—	—	—	—	708,333	—
Accrued Vacation	—	—	—	—	—	—	—
Total	1,131,402	1,131,402	1,768,902	—	2,400,631	2,234,980	2,801,647

(1)	Mr. Taylor is eligible for early retirement as of the last day of the fiscal year. It is assumed under any of the scenarios listed (excluding death and disability) he would retire from the Company.
(2)

Severance payments shown are based on Mr. Taylor’s NEO CIC Agreement. His agreement provides for 18 months of severance upon a termination without cause or 24 months of severance upon a termination with a change in control.

(3)

The profit sharing award shown was earned for fiscal 2018, but is unpaid as of the last day of the fiscal year. Mr. Taylor’s agreement provides for no less than a target profit sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)

In this scenario Mr. Taylor is able to retain his fiscal 2015, 2016, 2017 and 2018 option awards, a pro-rata portion of his performance share awards, a pro-rata portion of his restricted stock units and a pro-rata portion of his career equity awards.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Taylor’s equity awards, please see the Fiscal 2018 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under all of the scenarios listed, the fiscal 2016 performance shares reflect a payout of 20% and a target payout for fiscal 2017 and 2018 awards.
(7)	Under our death and disability provisions, Mr. Taylor would retain his unvested equity.
(8)	The Company provides term life insurance for Mr. Taylor at three times base salary with a maximum benefit of $3,500,000.
(9)	Amount shown assumes that Mr. Taylor would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 53

FISCAL 2018 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

KELLI VALADE(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	825,000	—	1,100,000	—	—
Profit Sharing(3)	—	—	339,329	—	378,673	339,329	339,329
Equity Compensation(5)
Stock Options	—	—	193,213	—	3,527,322	2,540,495	2,540,495
Performance Shares(6)	—	—	470,889	—	948,074	948,074	948,074
Restricted Stock	—	—	468,781	—	2,017,629	2,017,629	2,017,629
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	2,200,000
Disability Insurance(9)	—	—	—	—	—	866,667	—
Accrued Vacation	—	—	—	—	—	—	—
Total	—	—	2,297,212	—	7,971,698	6,712,194	8,045,527

(1)	Ms. Valade is not eligible for retirement as of the last day of the fiscal year.
(2)

Severance payments shown are based on Ms. Valade’s NEO CIC Agreement. Her agreement provides for 18 months of severance upon termination without cause or 24 months of severance upon a termination related to a change in control.

(3)

The profit sharing award shown was earned for fiscal 2018, but is unpaid as of the last day of the fiscal year. Ms. Valade’s agreement provides for no less than a target profit sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)

In this scenario Ms. Valade is able to retain a pro-rata portion of her fiscal 2015, 2016, 2017 and 2018 option awards, a pro-rata portion of her performance share awards, a pro-rata portion of her restricted stock units and a pro-rata portion of her career equity awards. Ms. Valade is only able to retain the fiscal 2014 one-time retention award and the fiscal 2018 one-time performance-based option award under the change in control, disability and death scenarios.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Ms. Valade’s equity awards, please see the Fiscal 2018 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under all of the scenarios listed, the fiscal 2016 performance shares reflect a payout of 20% and a target payout for fiscal 2017 and 2018 awards.
(7)

Under our death and disability provisions, Ms. Valade is able to retain all of her fiscal 2015, 2016, 2017 and 2018 option awards, performance share awards, restricted stock units, career equity awards and the fiscal 2014 one-time retention award. Ms. Valade is only able to retain a pro-rata portion of the fiscal 2018 one-time performance-based option award.

(8)	The Company provides term life insurance for Ms. Valade at four times base salary with a maximum benefit of $3,500,000.
(9)	Amount shown assumes that Ms. Valade would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

54 Brinker International • 2018 Notice & Proxy	Making People Feel Special

FISCAL 2018 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

STEVE PROVOST(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	733,875	—	978,500	—	—
Profit Sharing(3)	—	—	283,471	—	316,338	283,471	283,471
Equity Compensation(5)
Stock Options	—	—	151,820	—	2,439,142	1,781,258	1,781,258
Performance Shares(6)	—	—	382,667	—	754,188	754,188	754,188
Restricted Stock	—	—	457,337	—	1,690,517	1,690,517	1,690,517
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	1,957,000
Disability Insurance(9)	—	—	—	—	—	815,417	—
Accrued Vacation	—	—	—	—	—	—	—
Total	—	—	2,009,170	—	6,178,685	5,324,851	6,466,434

(1)	Mr. Provost is not eligible for retirement as of the last day of the fiscal year.
(2)

Severance payments shown are based on Mr. Provost’s NEO CIC Agreement. His agreement provides for 18 months of severance upon a termination without cause or 24 months of severance upon a termination with a change in control.

(3)

The profit sharing award shown was earned for fiscal 2018, but is unpaid as of the last day of the fiscal year. Mr. Provost’s agreement provides for no less than a target profit sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)

In this scenario Mr. Provost is able to retain a pro-rata portion of his fiscal 2015 ,2016, 2017 and 2018 option awards, a pro-rata portion of his performance share awards, a pro-rata portion of his restricted stock units and a pro-rata portion of his career equity awards. Mr Provost is only able to retain the fiscal 2017 one-time retention awards and the fiscal 2018 one-time performance-based option awards under the change in control, disability and death scenarios.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Provost’s equity awards, please see the Fiscal 2018 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under all of the scenarios listed, the fiscal 2016 performance shares reflect a payout of 20% and a target payout for fiscal 2017 and 2018 awards.
(7)

Under our death and disability provisions, Mr. Provost is able to retain all of his fiscal 2015 ,2016, 2017 and 2018 option awards, performance share awards, restricted stock units, career equity awards and the fiscal 2017 one-time retention awards. Mr Provost is only able to retain a pro-rata portion of the fiscal 2018 one-time performance-based option award.

(8)	The Company provides term life insurance for Mr. Provost at four times base salary with a maximum benefit of $3,500,000.
(9)	Amount shown assumes that Mr. Provost would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 55

FISCAL 2018 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

RICHARD A. BADGLEY(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination(4) ($)	For Cause Termination ($)	Change in Control ($)	Disability(7) ($)	Death(7) ($)
Cash Compensation
Cash Severance(2)	—	—	519,384	—	692,512	—	—
Profit Sharing(3)	—	—	185,074	—	206,533	185,074	185,074
Equity Compensation(5)
Stock Options	—	—	68,700	—	274,800	274,800	274,800
Performance Shares(6)	—	—	142,236	—	312,629	312,629	312,629
Restricted Stock	—	—	28,947	—	580,816	580,816	580,816
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(8)	—	—	—	—	—	—	1,038,768
Disability Insurance(9)	—	—	—	—	—	554,010	—
Accrued Vacation	—	—	—	—	—	—	—
Total	—	—	944,341	—	2,067,290	1,907,329	2,392,087

(1)	Mr. Badgley is not eligible for retirement as of the last day of the fiscal year.
(2)

Severance payments shown are based on Mr. Badgley’s NEO CIC Agreement. His agreement provides for 18 months of severance upon a termination without cause or 24 months of severance upon a termination with a change in control.

(3)

The profit sharing award shown was earned for fiscal 2018, but is unpaid as of the last day of the fiscal year. Mr. Badgley’s agreement provides for no less than a target profit sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)

In this scenario Mr. Badgley is able to retain a pro-rata portion of his fiscal 2017 and 2018 option awards, a pro-rata portion of his performance share awards and a pro-rata portion of his restricted stock units. Mr. Badgley is only able to retain the fiscal 2018 one-time retention award under the change in control, disability and death scenarios.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Badgley’s equity awards, please see the Fiscal 2018 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under all of the scenarios listed, the fiscal 2017 and 2018 performance shares reflect a target payout.
(7)	Under our death and disability provisions, Mr. Badgley would retain his unvested equity.
(8)	The Company provides term life insurance for Mr. Badgley at three times base salary with a maximum benefit of $3,500,000.
(9)	Amount shown assumes that Mr. Badgley would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

56 Brinker International • 2018 Notice & Proxy	Making People Feel Special

CEO Pay Ratio

The Committee believes executive pay must be consistent and equitable to motivate our team members to create shareholder value. The Committee reviewed a comparison of annual total compensation of the CEO to the annual compensation of the median team member who was selected from all team members who were employed (other than the CEO) as of the last day of fiscal 2018.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median team member, we utilized total cash compensation paid during the year, and we annualized the compensation for any team members that were not employed by us for all of fiscal 2018. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because the substantial portion of our team members only receive cash compensation. The majority of team members work part-time and as such are not eligible for our bonus or equity plans, and don’t work enough hours to participate in our company-paid benefit plans.

After identifying the median team member, we calculated annual total compensation for the team member using the same methodology we use for our NEOs as set forth in the Summary Compensation Table of this Proxy Statement.

The compensation for our CEO in fiscal 2018 was approximately 339 times the median pay of our team members, as shown below:

	Year	Salary or Wages ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Wyman T. Roberts CEO & President	2018	1,000,000	—	2,553,223	2,221,460	(5)	985,710	58,336	6,818,729
Median Team Member	2018	20,092	—	—	—		—	—	20,092

(1)	The amounts shown represent all salary, wages or tips received during fiscal 2018. Our salaries are paid on a bi-weekly basis, and wages are paid bi-weekly based on hours worked.
(2)

The amounts shown represent the fair market value at grant date of equity granted to the CEO in fiscal 2018 as determined pursuant to ASC Topic 718. These amounts do not include any reduction in value for the possibility of forfeiture. Median Team Member is not eligible to participate in our equity plans.

(3)

The amounts shown were earned under our fiscal 2018 Profit Sharing Plan. Details about the plan can be found in the Compensation Discussion and Analysis under the section titled Short-Term Incentives of this Proxy Statement. Median Team Member is not eligible to participate in our Profit Sharing Plan.

(4)

The amounts shown in this column reflect the value of benefits and perquisites provided to the CEO during the year. These include: dining discount, annual executive physical, mobile communication allowance, life insurance, executive retiree medical insurance, long-term care insurance, and company matching contributions to the qualified 401(k) plan. Median Team Member is not eligible for any benefits.

(5)

On August 31, 2017, the Company granted 203,347 stock options to Mr. Roberts as part of his annual compensation, and 500,000 Performance-based Options as an Executive Special Equity Award. Pursuant to the Plan, the maximum number of options that may be granted to an individual in a fiscal year is 500,000. Collectively, these grants exceeded this limit. The Company has therefore determined, and Mr. Roberts has acknowledged, that 203,347 of the Performance-based Options are null and void.

The compensation for our CEO in fiscal 2018 included a one-time grant of Performance-Based Options (detailed in the Compensation Discussion and Analysis under the section titled Retention and Other One-Time Grants of this Proxy Statement) valued at $1,373,503. If that value is excluded from Mr. Robert’s fiscal 2018 Total Compensation it provides a more normalized ratio of 271 times the median pay of our team members.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 57

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management is responsible for our financial reporting process, including our system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. KPMG LLP, our independent registered public accounting firm, is responsible for performing independent audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also is responsible for the selection of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors who are qualified for service under NYSE listing standards and SEC rules.

In this context, the Audit Committee held discussions with our management regarding our audited consolidated financial statements. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. Such discussions also involved an evaluation of the independence of KPMG LLP. The Audit Committee reviewed and discussed the audited consolidated financial statements with both management and KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable rules adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB and discussed with KPMG LLP their independence in connection with their audit of our consolidated financial statements. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, KPMG LLP.

Based on the discussions with KPMG LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2018 for filing with the SEC. The Audit Committee approved the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year.

Further, in accordance with its written charter, the Audit Committee is responsible for discussions with management relating to the Company’s processes to monitor and minimize significant risks and exposures. During fiscal 2018, the Audit Committee reviewed and discussed with management progress on the Company’s enterprise risk management processes, including the evaluation of identified risks and alignment of Company processes to manage the risks within the Company’s approved strategies.

Respectfully submitted,

AUDIT COMMITTEE

WILLIAM GILES (Chair)

ELAINE BOLTZ

HARRIET EDELMAN

MICHAEL GEORGE

JAMES KATZMAN

58 Brinker International • 2018 Notice & Proxy	Making People Feel Special

STOCK OWNERSHIP OF CERTAIN PERSONS

The following table shows the beneficial ownership of our common stock as of August 13, 2018 by (a) all persons known by us to beneficially own more than 5% of our common stock as of such date, (b) each present director, including present directors being considered for election at the annual meeting, (c) the NEOs and (d) all executive officers and directors as a group.

Name	Number of Shares of Common Stock Beneficially Owned as of August 13, 2018		Number Attributable to Options Exercisable Within 60 Days of August 13, 2018		Percent(12)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,996,635	(1)	—	(6)	12.24%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,544,519	(2)	—	(6)	11.13%

LSV Asset Management 155 N. Wacker Dr., Suite 4600 Chicago, IL 60606	3,364,722	(3)	—	(6)	8.24%

JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	3,137,469	(4)	—	(6)	7.69%

Franklin Advisory Services, LLC 55 Challenger Road, Suite 501 Ridgefield Park, NJ 07660	2,544,700	(5)	—	(6)	6.23%

Directors(7)
Elaine L. Boltz	12,264	(8)	—	(9)	*
Joseph M. DePinto	68,137	(8)	—	(9)	*
Harriet Edelman	24,593	(8)	—	(9)	*
Michael A. George	54,386	(8)	—	(9)	*
William T. Giles	25,136	(8)	—	(9)	*
James C. Katzman	2,707	(8)	—	(9)	*
George R. Mrkonic	37,398	(8)	—	(9)	*
Jose Luis Prado	12,579	(8)	—	(9)	*
Wyman T. Roberts	533,878	(8)	432,789	(9)	1.31%

Named Executive Officers(7)(10)
Richard Badgley	21,923	(8)	10,213	(11)	*
Steve Provost	122,337	(8)	87,033	(11)	*
Joseph G. Taylor	25,130	(8)	21,427	(11)	*
Kelli Valade(13)	124,137	(8)	62,742	(11)	*

All Executive Officers and Directors as a Group (16 persons)	1,111,153	(8)	644,002	(11)	2.72%

*	Less than 1%.
(1)

Based on information contained in Schedule 13G/A dated January 17, 2018, filed on January 19, 2018. The Schedule 13G/A reported that BlackRock, Inc. had sole dispositive power over 4,996,635 shares of common stock and had sole voting power over 4,886,491 shares of common stock.

(2)

Based on information contained in Schedule 13G/A dated July 9, 2018, filed on July 10, 2018. The Schedule 13G/A reported that The Vanguard Group, Inc. had sole dispositive power over 4,463,781 shares of common stock, shared dispositive power over 80,738 shares of common stock, sole voting power over 79,208 shares of common stock and shared voting power over 6,170 shares of common stock.

(3)

Based on information contained in Schedule 13G dated February 13, 2018, filed on February 13, 2018. The Schedule 13G reported that LSV Asset Management had sole dispositive power over 3,364,722 shares of common stock and had sole voting power over 1,652,182 shares of common stock.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 59

(4)

Based on information contained in Schedule 13G/A dated January 18, 2018, filed on January 18, 2018. The Schedule 13G/A reported that JPMorgan Chase & Co. had sole dispositive power over 3,136,669 shares of common stock and sole voting power over 3,089,244 shares of common stock.

(5)

Based on information contained in Schedule 13G dated January 29, 2018, filed on February 5, 2018. The Schedule 13G reported that Franklin Advisory Services, LLC had sole dispositive power over 2,544,700 shares of common stock and had sole voting power over 2,348,196 shares of common stock.

(6)	Not Applicable.
(7)

We determined beneficial ownership in accordance with the rules of the SEC. Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of stock of which they are identified as being the beneficial owners.

(8)

Our list includes shares of common stock which may be acquired by exercise of options vested, or vesting within 60 days of August 13, 2018, under one of the following plans: i) Stock Option and Incentive Plan and ii) 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants, as applicable.

(9)

Mr. Roberts owns 1,199,567 stock options, 432,789 of which have vested, or will vest, within 60 days of August 13, 2018. Messrs. DePinto, George, Giles, Katzman, Mrkonic and Prado, and Mms. Boltz and Edelman own no stock options.

(10)	In addition to Mr. Roberts who serves as a director.
(11)

Mr. Badgley owns 27,904 stock options, 10,213 of which have vested, or will vest, within 60 days of August 13, 2018. Mr. Provost owns 229,397 stock options, 87,033 of which have vested, or will vest, within 60 days of August 13, 2018. Mr. Taylor owns 45,486 stock options, 21,427 of which have vested, or will vest, within 60 days of August 13, 2018. Ms. Valade owns 266,074 stock options, 62,742 of which have vested, or will vest, within 60 days of August 13, 2018. All Executive Officers and Directors as a Group own 1,832,831 stock options, 644,002 of which have vested, or will vest, within 60 days of August 13, 2018.

(12)	These percentages are based on number of outstanding shares of common stock as of August 13, 2018 (40,821,597 shares).
(13)	Ms. Valade resigned as Executive Vice President and President of Chili’s Grill & Bar as of September 14, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors and executive officers, and persons who own more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with copies of all such reports. Based on our review of the reports we received and other written communications, we believe that all filing requirements were satisfied during fiscal 2018, except for a Form 4 filing filed on November 13, 2017, reporting the distribution of restricted stock on November 6, 2017 to Charles A. Lousignont.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy, where possible, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. If we believe we should enter into any such transactions, we will do so on terms no less favorable to us than we could obtain from third parties, and such transactions will be approved by a majority of the disinterested directors of the Company. Except as noted below, there were no transactions required to be reported.

During fiscal 2018, we employed one family member of one of our executive officers as a full-time team member at one of our restaurants.

MISCELLANEOUS

The Annual Report to Shareholders of the Company, including our Form 10-K for the fiscal year ended June 27, 2018, accompanying this Proxy Statement is not deemed to be a part of the Proxy Statement.

By Order of the Board of Directors,

DANIEL S. FULLER

Secretary

Dallas, Texas

October 5, 2018

60 Brinker International • 2018 Notice & Proxy	Making People Feel Special

BRINKER INTERNATIONAL, INC.

PROXY STATEMENT

FAQ’s ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

The Board of Directors of the Company is soliciting the enclosed proxy to be used at the annual meeting of shareholders on November 15, 2018 at 9:00 a.m. (CST), and at any adjournment or postponement of that meeting. We posted this Proxy Statement and the accompanying proxy on or about October 5, 2018 to our website at www.proxypush.com/EAT, and mailed notice on or about October 5, 2018 to all shareholders entitled to vote at the annual meeting.

Where is the annual meeting held?

The meeting will be held at our principal executive office campus in the building located at 6700 LBJ Freeway, Dallas, Texas 75240.

What is the purpose of the annual meeting?

The purpose of the meeting is to:

•	Elect eight (8) directors (Pages 4-8);
•	Vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2019 Fiscal Year (Page 9);
•	Cast an advisory vote to approve executive compensation (Page 10);
•	Vote on amendment to Company’s Stock Option and Incentive Plan (Pages 11-19); and
•	Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Why am I being asked to review materials online?

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders online, rather than mailing printed copies of those materials to each shareholder. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials online. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about October 5, 2018.

How many votes do I have?

If we had your name on record as owning stock in Brinker at the close of business on September 28, 2018, then you are entitled to vote at the annual meeting. You are entitled to one vote for each share of Brinker’s common stock you own as of that date. At the close of business on September 25, 2018, 38,819,847 shares of the Company’s common stock were outstanding and eligible to vote.

Making People Feel Special	Brinker International • 2018 Notice & Proxy 61

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials. You may vote:

•	Online at www.proxypush.com/EAT by using your 12-digit control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials);
•	By phone; and
•	By requesting, completing and mailing a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials.

How do I attend the annual meeting in person?

Seating at the annual meeting will be limited to our shareholders or their proxyholders and our invited guests. If you are a holder of record in your name, please bring photo identification to the annual meeting. If you hold shares through a bank, broker or other third party, please bring photo identification and a current brokerage statement. Cameras, recording equipment and other electronic devices will not be permitted at the meeting. The annual meeting will begin promptly at 9:00 a.m. (CST) at our offices, so please plan to arrive accordingly.

May I revoke my proxy?

You may change your vote or revoke your proxy any time before the annual meeting by:

•	Returning another proxy card with a later date;
•	Sending written notification of revocation to the Corporate Secretary at our principal executive offices at 6820 LBJ Freeway, Dallas, Texas 75240;
•	Entering a later vote by telephone or online; or
•	Attending the annual meeting and voting in person.

You should be aware that simply attending the annual meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Brinker representative at the annual meeting of your desire to revoke your proxy and then you must vote in person.

Who pays for the solicitation of proxies and how are they solicited?

We pay the entire cost of the solicitation of these proxies. This cost includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to you. We may supplement our efforts to solicit your proxy in the following ways:

•	We may contact you using the telephone or electronic communication;
•	Our directors, officers, or other regular employees may contact you personally; or
•	We may hire agents for the sole purpose of contacting you regarding the proxy.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.

62 Brinker International • 2018 Notice & Proxy	Making People Feel Special

In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to certain “non-routine” items. In the case of non-routine items, the shares will be treated as “broker non-votes,” which are not counted as cast and have no effect on the outcome of the vote. Election of directors is not considered a routine matter. We urge you to give your bank or brokerage firm instructions on all proposals in this Proxy Statement. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy from your bank or brokerage firm.

How do I vote if my shares are held in the Company’s 401(k) Plan?

If all or some of the shares you own are held through the Company’s 401(k) Plan, you may vote by phone or online by 11:59 p.m., EST, on November 12, 2018 or the Company’s agent must receive your paper proxy card on or before November 12, 2018.

What is “householding”?

If you and others in your household own your shares in street name, you may receive only one copy of this Proxy Statement and the annual report. This practice is known as “householding.” If you hold your shares in street name and would like additional copies of these materials, please contact us by mail at Brinker International, Inc., 6820 LBJ Freeway, Dallas, Texas 75240, Attn: Investor Relations, or by email at Investor.Relations@brinker.com or by phone at 972-980-9917. If you receive multiple copies and would prefer to receive only one set of these materials, please also contact your bank or broker. Brinker does not currently use householding for owners of record and will send notice to all owners of record before using householding. By using this method, we give all owners of record the opportunity to continue to receive multiple copies of these materials in the same household.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

•	Proposal 1: Elect Eight Directors

The affirmative vote of a majority of shares of common stock present or represented by proxy and voting at the meeting is required to elect each of the eight nominees for director. Abstentions and broker non-votes have no effect on the outcome of the voting for each of the nominees.

•	Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm for the 2019 Fiscal Year

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions and broker non-votes have no effect on the outcome of the voting on this proposal.

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•	Proposal 3: Advisory Vote to Approve Executive Compensation

The approval, in an advisory, non-binding vote, of the compensation of the NEOs of the Company by a majority of the shares of common stock present or represented by proxy and voting at the meeting is sought. Abstentions and broker non-votes have no effect on the outcome of the voting on this advisory, non-binding approval.

•	Proposal 4: Amendment of Company’s Stock Option and Incentive Plan

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions are counted as votes cast and have the same effect as votes against the proposal. Broker non-votes have no effect on the outcome of the voting on this proposal.

How will my proxy get voted?

If you vote over the phone or online, or properly fill in and return a paper proxy card (if requested), the designated Proxies (Wyman T. Roberts and Christopher L. Green) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated Proxies will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” election of all eight nominees for director;
•	“FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2019 Fiscal Year;
•	“FOR” approval in an advisory, non-binding vote of the compensation of our NEOs; and
•	“FOR” amendment of Company’s Stock Option and Incentive Plan.

How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the annual meeting, your signed or electronically transmitted proxy card gives authority to the designated Proxies to vote on such matters in their discretion.

Who will count the votes?

We have hired a third party, Donnelley Financial Solutions, to judge voting, be responsible for determining whether or not a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.

Where can I find voting results of the meeting?

We will announce general voting results at the meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the meeting.

May shareholders ask questions at the annual meeting?

Yes, our representatives will answer your questions after the conclusion of the formal business of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for a question, or requiring questions to be submitted in writing.

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How do I submit a proposal for next year’s annual meeting?

If you have a proposal, other than a nomination for the Board of Directors, that you would like us to consider at the 2019 annual meeting of shareholders, you must submit your proposal to the Secretary of the Company no later than May 29, 2019 and must comply with the notice, information, and other provisions contained in the Company’s bylaws. If you would like your proposal to be included in our Proxy Statement and proxy relating to that meeting, pursuant to Rule 14a-8 under the Exchange Act, it must comply with the SEC rules, and you must submit it to us no later than May 29, 2019. Proposals should be sent to our executive offices at 6820 LBJ Freeway, Dallas, Texas 75240 in care of the Corporate Secretary.

How do I submit a nomination for the Board of Directors?

Any shareholder of the Company may recommend one or more individuals to be considered by the Governance and Nominating Committee of the Company’s Board of Directors as a potential nominee or nominees for election as a director of the Company. If you wish to recommend one or more individuals for a position or positions on the Board of Directors, our bylaws require that you submit your recommendation, along with certain information about the candidate(s) to the Secretary of the Company. If you need a copy of the bylaws, you may obtain them free of charge from the Corporate Secretary or you may find them in the Company’s public filings with the SEC. If you want to submit a recommendation for the Company’s 2019 annual meeting of the shareholders, your submittal must be delivered to our principal executive offices at 6820 LBJ Freeway, Dallas, Texas 75240 to the attention of the Corporate Secretary on or before May 29, 2019.

How can I communicate with the Board of Directors?

If you or any interested party wishes to communicate with the Board of Directors, as a group, or with an individual director, such communication may be directed to the appropriate group or individual in care of the General Counsel, Brinker International, Inc., 6820 LBJ Freeway, Dallas, Texas 75240. Your Board of Directors has instructed the General Counsel to review and forward such communications to the appropriate person or persons for response.

How can I access Brinker’s proxy materials and annual report electronically?

You can access the Company’s Proxy Statement, 2018 Annual Report on Form 10-K and Fiscal 2018 Annual Report at www.brinker.com. You may simply click on the “Investors” tab on the home page, and then the “Financial Info” link in the red banner near the top of the page; the SEC filings section of our website will be available for your usage. We will also provide you free copies of these documents by sending a written request to the Company’s Corporate Secretary at 6820 LBJ Freeway, Dallas, Texas 75240. If you received a Notice of Internet Availability of Proxy Materials, you may also access this information at the website described in the Notice. We also file and furnish our annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public in the SEC’s website at www.sec.gov. The Fiscal 2018 Annual Report and the Form 10-K accompany this Proxy Statement, but are not considered part of the proxy soliciting materials.

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the annual meeting?

You should rely upon the information contained in this Proxy Statement to vote on the proposals at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated October 5, 2018. You should

Making People Feel Special	Brinker International • 2018 Notice & Proxy 65

not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless indicated otherwise in this Proxy Statement, and the mailing of the Proxy Statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this Proxy Statement and date of the annual meeting.

66 Brinker International • 2018 Notice & Proxy	Making People Feel Special

APPENDIX A

BRINKER INTERNATIONAL, INC.

STOCK OPTION AND INCENTIVE PLAN

SECTION 1

GENERAL

1.1 Purpose. The Brinker International, Inc. Stock Option and Incentive Plan (the “Plan”) has been established by Brinker International, Inc. (the “Company”) (i) to attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

1.3 Operation, Administration and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

SECTION 2

OPTIONS AND SARS

2.1 Definitions.

(a)

The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. A “Non-Qualified Option” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b)

A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2 Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the

Committee at the time the Option or SAR is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the “Pricing Date” shall be the date on which the Option or SAR is granted.

2.3 Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)

Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)

The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

(c)

The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish (including acceleration of vesting in the event of the Participant’s death, disability, or involuntary termination or a change in control of the Company). Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

SECTION 3

OTHER STOCK AWARDS

3.1 Definition. A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. The grant of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future may be done in such form as the Committee determines, including, without limitation, performance shares or restricted stock units.

3.2 Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly traded companies. If the right to become vested in a Stock Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of performance measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, or involuntary termination or a change in control of the Company).

SECTION 4

OPERATION AND ADMINISTRATION

4.1 Effective Date. The Plan shall be effective as of September 3, 1998 (the “Effective Date”), shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

4.2 Shares Subject to Plan.

(a)

(i)

Subject to the following provisions of this subsection 4.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (1) 31,600,000 shares of Stock and (2) any shares of Stock that are represented by awards granted under any prior plan of the Company in which employees are eligible to participate (the “Prior Plans”), which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company.

(ii)

Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(iii)

Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

(iv)	Notwithstanding the foregoing, the following shares of Stock shall not be available for issuance under the Plan:

(1)	shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan;

(2)	shares reserved for issuance for each SAR granted under the Plan, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of each such SAR; and

(3)

shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on a Stock Award or the exercise of any Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

(b)	Subject to paragraph 4.2(c), the following additional maximums are imposed under the Plan.

(i)	The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 31,600,000 shares.

(ii)

The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Stock Awards) shall equal the sum of: (1) 7,250,000 shares, and (2) the 816,145 shares previously issued in conjunction with Stock Awards during the time period prior to November 13, 2002. From and after November 7, 2013, the maximum number of shares of stock that may thereafter be issued in conjunction with Awards granted pursuant to Section 3 shall be equal to 3,000,000 shares. From and after November 15, 2018, all shares of Stock available to be delivered to Participants may be granted as Awards pursuant to Section 3.

(iii)	The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares for any fiscal year.

(iv)

The maximum number of shares or units that can be made for Awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be 500,000 shares or units for any single or combined performance goals established for any fiscal year.

(v)	The maximum time period for any Option or SAR to be exercised shall be 10 years from the date of grant.

(c)

Subject to the provisions of Section 6 hereof, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs as well as any other adjustments that the Committee determines to be equitable.

4.3 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)

To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4 Tax Withholding. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

4.5 Payment Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

4.6 Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7 Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Stock Award payment, subject to such rules and procedures as it may establish, which may include, without limitation, provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents, or rules and procedures intended to comply with Section 409(A) of the Code.

4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. However, in no event may Awards be transferred for monetary value or monetary consideration without the approval of the shareholders of the Company. Notwithstanding the foregoing, Options may be assigned or transferred by the Participant (a) to immediate family members of the Participant, or (b) to a trust in which the Participant or such family members have more than 50% of the beneficial interests, a foundation in which the Participant or such family members control the management of the foundation’s assets, or any other entity in which the Participant or such family members own more than 50% of the voting interests.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10 Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the “Agreement”) in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

4.11 Limitation of Implied Rights.

(a)

Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)

The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.13 Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the company.

4.14 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.15 Compliance with Section 409(A) of the Code. To the extent applicable, it is intended that the Plan and any Awards granted hereunder are exempt from Section 409(A) of the Code or are structured in a manner that would not cause a Participant to be subject to taxes and interest pursuant to Section 409(A) of the Code. The Plan and any Awards granted hereunder shall be construed and interpreted in a manner consistent with such intent.

SECTION 5

COMMITTEE

5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee (the “Committee”) in accordance with this Section 5. The Committee shall be selected by the Board and shall consist of two or more members of the Board.

5.2 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. The performance goals for such Awards will be selected from the criteria set forth on Attachment A attached to the Plan.

(c)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(d)

The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(e)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

(f)

Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

(g)

In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

5.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange and subject to the prior approval of the Board, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.4 Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

ACCELERATION OF EXERCISABILITY

AND VESTING UNDER CERTAIN CIRCUMSTANCES

Full or partial acceleration of vesting may occur in the event of death, disability or involuntary termination. The Committee may accelerate vesting, in whole or in part, under such circumstances as the Committee deems appropriate, but subject to the requirements of Section 162(m) of the Internal Revenue Code and the transition rule, if applicable.

Notwithstanding any provision in this Plan to the contrary, with regard to any Award of Options, SARs and Stock Awards to any Participant, unless the particular grant agreement provides otherwise, the Awards will not become immediately exercisable and vested in full upon the occurrence of a change in control (as defined below and in the applicable award agreements) unless the awards are not assumed or replaced with comparable awards by the acquiring entity or cease to remain outstanding immediately following the change in control.

The events below constitute a change in control (“CIC”):

(a)	a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis; or

(b)

the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

(c)

the failure at any annual or special meetings of the Company’s shareholders held during the three-year period following a “solicitation in opposition” as defined in Rule 14a-6 promulgated under the Exchange Act, of a majority of the persons nominated by the Company in the proxy material mailed to shareholders by the management of the Company to win election to seats on the Board (such majority calculated based upon the total number of persons nominated by the Company failing to win election to seats on the Board divided by the total number of Board members of the Board as of the beginning of such three year period), excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.

SECTION 7

AMENDMENT AND TERMINATION

The Committee may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2 (relating to certain adjustments to shares) and Section 6 hereof (relating to immediate vesting upon certain events), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding anything herein to the contrary, no amendment to the Plan may be adopted without the approval of the Company’s shareholders that would (a) materially increase the number of shares available under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction), (b) change the types of Awards available under the Plan, (c) materially expand the class of persons eligible to receive Awards under or otherwise participate in the Plan, (d) materially extend the term of the Plan, (e) materially change the method of determining the strike price of options under the Plan, (f) permit repricing of an Option or SAR, or (g) permit the grant of an Option or SAR for, or in connection with, the cancellation or surrender of an Option, SAR or Stock Award granted under the Plan having a higher option or exercise price.

SECTION 8

DEFINED TERMS

For purposes of the Plan, the terms listed below shall be defined as follows:

(a)	Award. The term “Award” shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

(b)	Board. The term “Board” shall mean the Board of Directors of the Company.

(c)

Code. The term “Code” means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations thereunder and any Department of Treasury and Internal Revenue Service interpretations thereof. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d)	Eligible Employee. The term “Eligible Employee” shall mean any employee of the Company or a Related Company.

(e)	Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock, the following rules shall apply:

(i)

If the Stock is at the time listed or admitted to trading on any stock exchange, then the “Fair Market Value” shall be the mean the closing price of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading.

(ii)

If the Stock is not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(iii)	If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee.

(f)	Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)

Related Companies. The term “Related Company” means any company during any period in which it is a “parent company” (as that term is defined in Code section 424(e)) with respect to the Company, or a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

(h)	Stock. The term “Stock” shall mean shares of common stock of the Company.

ATTACHMENT A

TO

BRINKER INTERNATIONAL, INC.

STOCK OPTION AND INCENTIVE PLAN

If Awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as “performance-based compensation,” the performance goals will be selected from among the following criteria, which may be applied to the Company as a whole, or to an individual recipient, or to a department, brand, unit, division or function within the Company or an affiliate, or any combination of the preceding groups, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices):

(a)      earnings (either in the aggregate or on a per share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes (sometimes called EBIT), before or after interest, taxes and rent (sometimes called EBITR), or before or after interest, taxes, depreciation, and amortization (sometimes called EBITDA);

(b)      gross or net revenue or changes in annual revenues;

(c)      cash flow(s) (including either operating or net cash flows);

(d)      financial return ratios;

(e)      total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation;

(f)       earnings growth or growth in earnings per share;

(g)      total business return, or return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales;

(h)      adjusted pre-tax margin;

(i)       pre-tax profits;

(j)       operating margins;

(k)      operating profits;

(l)       operating or capital expenses;

(m)     dividends;

(n)      net income or net operating income;

(o)      growth in operating earnings;

(p)      value of assets;

(q)      market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

(r)       aggregate product price and other product measures;

(s)      expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions;

(t)       reduction of losses, loss ratios or expense ratios;

(u)      reduction in fixed costs;

(v)      operating cost management;

(w)     cost of capital;

(x)      debt reduction;

(y)      productivity improvements;

(z)      inventory turnover;

(aa)      satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

(bb)      customer satisfaction based on specified objective goals or a Company-sponsored customer survey;

(cc)      diversity goals;

(dd)      turnover;

(ee)      specified objective social goals;

(ff)        safety record;

(gg)      retention of high-potential team members;

(hh)      flow through of cash, sales, earnings, profits or other financial measures;

(ii)        growth in franchised locations;

(jj)        culinary product pipeline goals;

(kk)      brand positioning goals; or

(ll)        development pipeline goals.

Subject to any limitations in Section 162(m) of the Internal Revenue Code, the Committee may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, any unusual non-recurring gain or loss, and other items as the Committee determines to be required so that the operating results of the Company, or any business unit, division or affiliate of the Company shall be computed on a comparative basis from performance period to performance period.

BRINKER INTERNATIONAL®

6820 LBJ Freeway, Dallas, TX 75240 • www.brinker.com

BRINKE R INTERNATIONAL® ANNUAL MEETING OF BRINKER INTERNATIONAL, INC. Date: Thursday, November 15, 2018 Time: 9:00 A.M. (Central Standard Time) Place: Principal Executive Office, 6700 LBJ Freeway, Dallas, TX 75240 See Voting Instruction on Reverse Side. Please make your marks like this: Use dark black pencil or pen only The Board of Directors recommends a vote FOR the election of the director nominees in proposal 1 and FOR proposals 2, 3 and 4. 1: Election of Directors Recommend Directors For Against Abstain 01 Joseph M. DePinto For 02 Harriet Edelman For 03 Michael A. George For 04 William T. Giles For 05 James C. Katzman For 06 George R. Mrkonic For 07 Jose Luis Prado For 08 Wyman T. Roberts For For Against Abstain 2: as Ratification our Independent of the appointment Registered of Public KPMG LLP For Accounting Firm for the fiscal year 2019. 3: Advisory Vote to approve, by non-binding For vote, Executive Compensation. 4: Stock To approve Option the and Amendment Incentive Plan of Company’s .* For * requires In addition, a majority for NYSE of purposes, votes cast, approval including of abstentions the Company’s (which Stock have Plan the same effect as an against vote for this purpose). To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. BRINKE R INTERNATIONAL® Annual Meeting of Brinker International, Inc. to be held on Thursday, November 15, 2018 for Holders as of September 28, 2018 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Call www. Go To proxypush.com/EAT 866-785-4032 • Use any touch-tone telephone. • Cast your vote online. OR View meeting • Have your Proxy Card/Voting Instruction Form ready. • documents. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Wyman T. Roberts and Christopher L. Green, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Brinker International, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4. All votes must be received by 5:00 P.M., Eastern Time, November 14, 2018. PROXY TABULATOR FOR BRINKER INTERNATIONAL, INC. P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT #

Revocable Proxy — Brinker International, Inc. Annual Meeting of Stockholders November 15, 2018 9:00 a.m. (Central Standard Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Wyman T. Roberts and Christopher L. Green, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Brinker International, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Thursday, November 15, 2018, at 9:00 a.m. at the offices of Brinker International, Inc. at Principal Executive Office, 6700 LBJ Freeway, Dallas, TX 75240, and any and all adjournments thereof, as set forth below. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Proposal 1 and FOR Proposals 2, 3 and 4. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Please separate carefully at the perforation and return just this portion in the envelope provided.

[Graphic Appears Here] Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on November 15, 2018, for Brinker International, Inc. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/EAT. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2018 Annual Meeting and need YOUR participation. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before November 5, 2018. For a Convenient Way to VIEW Proxy Materials — and — VOTE Online go to: www.proxydocs.com/EAT Proxy Materials Available to View or Receive: 1. Proxy Statement    2. Annual Report Printed materials may be requested by one of the following methods: INTERNET www.investorelections.com/EAT     TELEPHONE (866) 648-8133 *E-MAIL paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. You must use the 12 digit control number located in the shaded gray box below. ACCOUNT NO. SHARES Brinker International, Inc. Notice of Annual Meeting Date: Thursday, November 15, 2018 BRINKE R Time: 09:00 A.M. (Central Standard Time) INTERNATIONAL® Place: Principal Executive Office, 6700 LBJ Freeway, Dallas, TX 75240 The purpose of the Annual Meeting is to take action on the following proposals: The Board of Directors recommends that you vote “FOR” each of the nominees listed below. 1. Election of Directors 01 Joseph M. DePinto 04 William T. Giles 07 Jose Luis Prado 02 Harriet Edelman 05 James C. Katzman 08 Wyman T. Roberts 03 Michael A. George 06 George R. Mrkonic The Board of Directors recommends that you vote “FOR” the following. 2. Proposal 2 – Ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year 2019. 3. Proposal 3 – Advisory Vote to approve, by non binding vote, Executive Compensation. 4. Proposal 4 – To approve the Amendment of Company’s Stock Option and Incentive Plan.* * In addition, for NYSE purposes, approval of the Company’s Stock Plan requires a majority of votes cast, including abstentions (which have the same effect as an against vote for this purpose).